UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
MEDASSETS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDASSETS, INC.
100 North Point Center East, Suite 200
Alpharetta, Georgia 30022

April 22, 2010
Dear Stockholders:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2010 Annual Meeting of Stockholders of MedAssets, Inc. on May 27, 2010 at 11:00 a.m. local time, at 200 North Point Center East, Suite 200, Alpharetta, Georgia, 30022. The purpose of the meeting is to: elect three Class III directors; ratify the appointment of our independent registered public accounting firm; and adopt an employee stock purchase plan.

The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be conducted at the meeting and provide details on the matters on which you are being asked to vote. Also enclosed is a proxy/voting instruction card as well as a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Your vote is important no matter how many shares you own. Regardless of whether you plan to attend the meeting, I encourage you to vote promptly through our internet site at www.medassets.com, by telephone or by completing and returning the enclosed proxy card in the enclosed return envelope, to ensure that your shares will be represented at the meeting. If you do attend the meeting and prefer to vote in person, you may withdraw your proxy at that time.

Sincerely yours,

John A. Bardis
Chairman, President and Chief Executive Officer

MEDASSETS, INC.
100 North Point Center East, Suite 200
Alpharetta, Georgia 30022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2010

To the Stockholders of MedAssets, Inc.:

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of MedAssets, Inc., a Delaware corporation (the “Company”), will be held at 200 North Point Center East, Suite 200, Alpharetta, Georgia, 30022, on May 27, 2010 at 11:00 a.m. local time, for the following purposes:

1. to elect three Class III directors to serve for a three-year term until the annual meeting of the Company’s stockholders to be held in 2013;

2. to ratify the appointment by the Board of Directors of the Company of KPMG LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010;

3. to adopt an employee stock purchase plan; and

4. to transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 22, 2010 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders of record will be available for inspection at the meeting and, during the 10 days prior to the meeting, in the Investor Relations office at the Company’s address listed above.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed. Alternatively for your convenience, you can cast your vote on the internet through our Company website at www.medassets.com or by telephone.

By order of the Board of Directors,

Jonathan H. Glenn
Executive Vice President, Chief Legal and
Administrative Officer and Corporate Secretary

April 22, 2010

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be
Held on May 27, 2010.

The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at www.medassets.com.

MEDASSETS, INC.
100 North Point Center East, Suite 200
Alpharetta, Georgia 30022

PROXY STATEMENT

GENERAL

The Board of Directors of MedAssets, Inc. (the “Company”) is furnishing this proxy statement (the “Proxy Statement”) to all stockholders of record in connection with its solicitation of proxies for the annual meeting of stockholders of the Company (the “Annual Meeting”) and any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s corporate headquarters in Alpharetta, Georgia, located at 200 North Point Center East, Suite 200, on May 27, 2010 at 11:00 a.m., local time. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is being mailed to all stockholders with this Proxy Statement. The Company’s Annual Report on Form 10-K is also available on the internet in the Investor Relations section of the Company’s website at www.medassets.com. The approximate mailing date of this Proxy Statement is April 29, 2010.

Proxy Information

Proxies in the form enclosed are being solicited by, or on behalf of, the Company’s Board of Directors (the “Board of Directors” or the “Board”). The persons named in the accompanying form of proxy have been designated as proxies by the Board of Directors.

The Board unanimously recommends a vote: (i) FOR the nominees for election as Class III directors of the Company listed herein; (ii) FOR the ratification of the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010; and (iii) FOR the adoption of the employee stock purchase plan described herein.

Stockholders who submit proxies may revoke them at any time before they are voted by either submitting a new proxy or by personal ballot at the Annual Meeting.

Record Date and Voting

As of April 22, 2010, the Company had outstanding 57,063,128 shares of common stock, par value $.01 per share, entitled to be voted at the Annual Meeting. Each share is entitled to one vote on each matter submitted to a vote of stockholders. Only stockholders of record at the close of business on April 22, 2010 will be entitled to vote at the Annual Meeting. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered to be, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to submit your voting proxy directly to the Company using the enclosed proxy card, to vote in person at the Annual Meeting, to vote by telephone or to vote promptly through our internet site at www.medassets.com.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” These proxy materials are being forwarded to you by your broker, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker to vote your shares, and your broker or nominee has enclosed a voting instruction card for you to use. If your shares are held by a broker or nominee, please return your voting card as early as possible to ensure that your shares will be voted in accordance with your instructions. You are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote these shares in person at the meeting.

Under Delaware law and the Company’s by-laws, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the shares entitled to vote. Abstentions and broker non-votes are considered to be shares present for the purpose of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Under Delaware law, the Company’s certificate of incorporation and the by-laws, directors are elected (as described in Proposal No. 1 below) by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting, and the appointment of our independent auditors and our adoption of the employee stock purchase plan (as described, respectively, in Proposal No. 2 and Proposal No. 3 below) must be ratified by the affirmative vote of a majority of the shares of common stock present, either in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of a vote for the purpose of electing directors. Brokers do not have discretionary voting power with respect to this election of directors. With respect to the matters other than the election of directors, broker non-votes are not considered to be shares present, but abstentions are considered to be shares present and, therefore, abstentions will have the effect of votes against the proposal.

Stockholders of record may appoint proxies to vote their shares by signing, dating and mailing the enclosed proxy card in the envelope provided. Proxies will be voted as directed, unless revoked at or before the Annual Meeting. Any stockholder who attends the Annual Meeting and elects to vote in person may at the meeting revoke a previously designated proxy. Otherwise, revocation of a proxy will be effective only if a stockholder advises the Corporate Secretary of the revocation in a writing, including a later-dated proxy, that is received by the Corporate Secretary on or before May 27, 2010.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides summary information regarding the beneficial ownership of shares of our common stock as of April 22, 2010 by (i) each of our directors and director nominees, (ii) each of our executive personnel who have been deemed named executive officers, or “NEOs” pursuant to SEC rules, (iii) all of our NEOs and directors as a group and (iv) each person or group known to the Company to beneficially own more than 5% of our common stock.

Beneficial ownership of shares is determined under the rules promulgated by the Securities and Exchange Commission, or the SEC, and generally includes any shares over which a person exercises sole or shared voting or investment power. The percentage of beneficial ownership of our common stock is based on 57,063,128 issued shares of our common stock outstanding as of April 22, 2010.

Except as indicated by footnote and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock held by them.

		Percentage of
	Number of Shares	Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned(1)	Owned

NEOs and Directors(2)
John A. Bardis(3)	2,332,842	4.1%
Rand A. Ballard(4)	648,685	1.1%
L. Neil Hunn(5)	170,666	*
Jonathan H. Glenn(6)	105,190	*
Scott E. Gressett(7)	208,931	*
Samantha Trotman Burman(8)	84,476	*
Harris Hyman IV(9)	65,310	*
Vernon R. Loucks, Jr.(10)	77,550	*
Terrence J. Mulligan(11)	226,670	*
C.A. Lance Piccolo(12)	149,169	*
John C. Rutherford(13)(18)	4,963,627	8.7%
Samuel K. Skinner(14)	4,696	*
Bruce F. Wesson(15)(17)	5,882,321	10.3%
All Executive Officers and Directors as a group
(13 persons)(16)	14,920,133	25.8%
5% Stockholders
Galen Management, LLC(17)	5,817,199	10.2%
680 Washington Blvd, 11th Floor
Stamford, CT 06901
Parthenon Capital, LLC(18)	4,912,577	8.6%
265 Franklin Street, 18th Floor
Boston, MA 02110
T. Rowe Price Associates, Inc.(19)	3,545,896	6.2%
100 East Pratt Street
Baltimore, MD 21202
BlackRock, Inc.(20)	2,909,613	5.1%
Park Avenue Plaza
55 East 52nd Street
New York, NY 10055

*	Less than one percent

(1)	Pursuant to regulations of the SEC, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares, or has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, stock settled stock appreciation right (“SSARs”), warrant or right. The number of shares of common stock issuable upon the exercise of SSARs as described below is based on the closing market price of the Company’s common stock on April 22, 2010. The actual number of shares of common stock to be issued following an actual exercise of SSARs will be based on the closing market price of the Company’s common stock at the time of exercise.

(2)	The address of each officer or director listed in the table above is: c/o MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022.

(3)	Includes (i) 112,378 shares of common stock that Mr. Bardis may be deemed to beneficially own through the Bardis Children 2007 Trust; (ii) 36,800 shares of common stock owned by immediate family members of Mr. Bardis; (iii) 159,707 shares of unvested restricted common stock subject to performance and service vesting criteria issued under the Company’s Long Term Performance Incentive Plan; (iv) 156,766 shares of common stock issuable upon the exercise of options exercisable as of April 22, 2010; (v) 10,110 shares of common stock issuable upon the exercise of SSARs exercisable as of April 22, 2010; and (vi) 5,804 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(4)	Includes (i) 115,850 shares of unvested restricted common stock subject to performance and service vesting criteria issued under the Company’s Long Term Performance Incentive Plan; (ii) 112,824 shares of common stock issuable upon the exercise of options exercisable as of April 22, 2010; (iii) 7,334 shares of common stock issuable upon the exercise of SSARs exercisable as of April 22, 2010; and (iv) 3,641 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(5)	Includes (i) 82,953 shares of unvested restricted common stock subject to performance and service vesting criteria issued under the Company’s Long Term Performance Incentive Plan; (ii) 78,359 shares of common stock issuable upon the exercise of options exercisable as of April 22, 2010; (iii) 5,251 shares of common stock issuable upon the exercise of SSARs exercisable as of April 22, 2010; and (iv) 4,103 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(6)	Includes (i) 21,024 shares of unvested restricted common stock subject to performance and service vesting criteria issued under the Company’s Long Term Performance Incentive Plan; (ii) 8,509 shares of common stock issuable upon the exercise of options exercisable as of April 22, 2010; (iii) 1,323 shares of common stock issuable upon the exercise of SSARs exercisable as of April 22, 2010; and (iv) 1,836 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(7)	Includes (i) 9,000 shares of common stock owned by immediate family members of Mr. Gressett; (ii) 21,024 shares of unvested restricted common stock subject to performance and service vesting criteria issued under the Company’s Long Term Performance Incentive Plan; (iii) 75,567 shares of common stock issuable upon the exercise of options exercisable as of April 22, 2010; (iv) 1,323 shares of common stock issuable upon the exercise of SSARs exercisable as of April 22, 2010; and (v) 3,303 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date.

(8)	Includes (i) 1,568 shares of unvested restricted common stock subject to service vesting criteria issued under the Company’s Long Term Performance Incentive Plan; (ii) 32,749 shares of common stock issuable upon the exercise of options exercisable as of April 22, 2010; (iii) 3,185 shares of common stock issuable upon the exercise of SSARs exercisable as of April 22, 2010; (iv) 1,111 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date; and (v) 46 shares of common stock issuable upon the exercise of SSARs which are scheduled to become exercisable within 60 days of such date.

(9)	Includes (i) 1,568 shares of unvested restricted common stock subject to service vesting criteria issued under the Company’s Long Term Performance Incentive Plan; (ii) 39,415 shares of common stock issuable upon the exercise of options exercisable as of April 22, 2010; (iii) 6,277 shares of common stock issuable upon the exercise of SSARs exercisable as of April 22, 2010; (iv) 1,111 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date; and (v) 46 shares of common stock issuable upon the exercise of SSARs which are scheduled to become exercisable within 60 days of such date.

(10)	Includes (i) 38,865 shares of common stock issuable upon the exercise of options exercisable as of April 22, 2010; (ii) 6,371 shares of common stock issuable upon the exercise of SSARs exercisable as of April 22, 2010; (iii) 2,222 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date; and (iv) 92 shares of common stock issuable upon the exercise of SSARs which are scheduled to become exercisable within 60 days of such date.

(11)	Includes (i) 167,684 shares that Mr. Mulligan may be deemed to beneficially own through the Terrence J. Mulligan Living Trust; (ii) 49,133 shares of common stock issuable upon the exercise of options exercisable as of April 22, 2010; (ii) 8,626 shares of common stock issuable upon the exercise of SSARs exercisable as of April 22, 2010; (iii) 1,111 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date; and (iv) 116 shares of common stock issuable upon the exercise of SSARs which are scheduled to become exercisable within 60 days of such date. Does not include shares of common stock owned by immediate family members of Mr. Mulligan; Mr. Mulligan disclaims beneficial ownership of such shares.

(12)	Includes (i) 39,415 shares of common stock issuable upon the exercise of options exercisable as of April 22, 2010; (ii) 6,371 shares of common stock issuable upon the exercise of SSARs exercisable as of April 22, 2010; (iii) 1,111 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date; and (iv) 92 shares of common stock issuable upon the exercise of SSARs which are scheduled to become exercisable within 60 days of such date.

(13)	Includes (i) 34,976 shares of common stock issuable upon the exercise of options exercisable as of April 22, 2010; (ii) 6,371 shares of common stock issuable upon the exercise of SSARs exercisable as of April 22, 2010; (iii) 1,111 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date; and (iv) 92 shares of common stock issuable upon the exercise of SSARs which are scheduled to become exercisable within 60 days of such date.

(14)	Includes 3,132 shares of unvested restricted common stock subject to service vesting criteria issued under the Company’s Long Term Performance Incentive Plan.

(15)	Includes (i) 56,636 shares of common stock issuable upon the exercise of options exercisable as of April 22, 2010; (ii) 7,273 shares of common stock issuable upon the exercise of SSARs exercisable as of April 22, 2010; (iii) 1,111 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date; and (iv) 102 shares of common stock issuable upon the exercise of SSARs which are scheduled to become exercisable within 60 days of such date.

(16)	Includes (i) 406,826 shares of unvested restricted common stock subject to performance and service vesting criteria issued under the Company’s Long Term Performance Incentive Plan; (ii) 723,214 shares of common stock issuable upon the exercise of options exercisable as of April 22, 2010; (iii) 69,814 shares of common stock issuable upon the exercise of SSARs exercisable as of April 22, 2010; (iv) 27,575 shares of common stock issuable upon the exercise of options which are scheduled to become exercisable within 60 days of such date; and (v) 586 shares of common stock issuable upon the exercise of SSARs which are scheduled to become exercisable within 60 days of such date.

(17)	Based upon a Form 4 filed with the SEC on March 23, 2010 by Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Galen Partners IV, L.P., Galen Partners International IV, L.P., Galen Employee Fund IV, L.P., Claudius, L.L.C., Claudius IV, L.L.C., Wesson Enterprises, Inc., Galen Management, L.L.C., Galen Investment Advisory Group L.L.C., Bruce F. Wesson, L. John Wilkerson, David Jahns and Zubeen Shroff.

(18)	Based upon a Form 4 filed with the SEC on March 9, 2010 by John Rutherford.

(19)	Based upon a joint Schedule 13G filed with the SEC on February 11, 2010 by T. Rowe Price Associates, Inc.

(20)	Based upon a joint Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors

Set forth below are the names of the persons nominated as directors as well as those whose terms do not expire this year, their ages (as of April 1, 2010), their offices in the Company, if any, background information about their principal occupations or employment and the length of their tenure as directors.

Name	Age	Position

John A. Bardis	53	Director (Chairman), President and Chief Executive Officer
Rand A. Ballard	55	Director, Senior Executive Vice President, Chief Operating Officer and Chief Customer Officer
Samantha Trotman Burman(1)	42	Director
Harris Hyman IV(1)	50	Director
Vernon R. Loucks, Jr.(2)	75	Director
D. Scott Mackesy(3)	41	Director
Terrence J. Mulligan(2)	64	Director (Vice-Chairman)
Earl H. Norman(4)	72	Director
C.A. Lance Piccolo(2)	69	Director
John C. Rutherford(2)	60	Director
Samuel K. Skinner(5)	71	Director
Bruce F. Wesson(1)	67	Director (Vice-Chairman)

(1)	Current member of our Audit Committee.

(2)	Current member of our Compensation, Governance & Nominating Committee.

(3)	Mr. Mackesy resigned as a director of the Company effective May, 27, 2009. Mr. Mackesy’s decision to resign did not involve any disagreement with the Company, our management or the Board of Directors.

(4)	Mr. Norman retired as a director of the Company effective February 1, 2009. Mr. Norman’s decision to retire did not involve any disagreement with the Company, our management or the Board of Directors.

(5)	Mr. Skinner was elected as a director of the Company effective November 16, 2009.

John A. Bardis has been Chairman, President and Chief Executive Officer of MedAssets since its founding in June, 1999. Beginning with American Hospital Supply and Baxter International, he held various senior management positions, including Vice President of the Baxter Operating Room Division and General Manager of the Eastern Zone. Mr. Bardis left Baxter in 1987 to join Kinetic Concepts. Kinetic Concepts, a NASDAQ traded company, was the nation’s largest specialty bed and medical equipment rental company at the time of his departure as President in 1992. From 1992 to 1997, Mr. Bardis was President and CEO of TheraTx, Inc., another NASDAQ traded company, which was a leading provider of rehabilitation services and operator of skilled nursing facilities. In 1995, TheraTx was named the second fastest growing public company in America by INC. Magazine, growing from $15mm to over $500mm in 5 years. Mr. Bardis was named Entrepreneur of the year by INC Magazine in 1995. Mr. Bardis graduated with a B.S. in Business from the University of Arizona.  Mr. Bardis serves on the boards of USA wrestling (the national governing body for amateur wrestling), The Health Careers Foundation, Heart for Africa, and is Chairman of the Atlanta Fire Youth Hockey Club. Mr. Bardis was Team Leader of the U.S. Greco-Roman Wrestling Team for the 2007 World Championships and the 2008 Beijing Olympics. Mr. Bardis has more than 25 years of experience in the healthcare industry. Mr. Bardis’ experience in growing companies and his knowledge of all aspects of the Company’s business and the healthcare industry strongly qualify him to continue to serve as the Company’s Chairman and Chief Executive Officer.

Rand A. Ballard has served as our Senior Executive Vice President, Chief Operating Officer and Chief Customer Officer since October 2006 and has been a director since 2003. Prior to serving as our Chief

Operating Officer, Mr. Ballard served as President of MedAssets Supply Chain Systems and led our sales team. Prior to joining MedAssets in November 1999, Mr. Ballard’s most recent experience was as Vice President, Health Systems Supplier Economics and Distribution for Cardinal Healthcare. Mr. Ballard holds an M.B.A. from Pacific Lutheran University with a triple major in finance, operations, and marketing. He was a deans’ list undergraduate at the U.S. Military Academy at West Point and holds a Bachelor of Science degree with concentration in nuclear physics, nuclear engineering, and business law. In addition to his position at MedAssets, Mr. Ballard serves as Chairman of the Board of the Meals on Wheels Association of America Foundation, Chairman of Healthcare Industry Group Purchasing Association (HIGPA) and Vice President of The Health Careers Foundation and Hire Heroes USA, a non-profit organization providing scholarships and low interest loans to non-traditional students pursuing a degree in the healthcare field and helping veterans find jobs. Mr. Ballard’s intimate knowledge of our current and potential clients garnered from his extensive experience in the healthcare industry position him well to serve on the Board of Directors.

Samantha Trotman Burman has served as one of our directors since August 1999 and has served as a member of the Audit Committee of the Board of Directors since January 2000. From 1998 to 2003, Mrs. Burman worked as a Principal and then Partner at Parthenon Capital, a Boston-based private equity investment firm. From 1996 to 1998, Mrs. Burman served as Chief Financial Officer of Physicians Quality Care, a physician practice management firm. Mrs. Burman served as an Associate at Bain Capital, a private equity investment firm, from 1993 to 1996. Mrs. Burman holds a M. Eng. and B.A. from Cambridge University in England, as well as, an M.B.A. with Distinction from Harvard Business School. Mrs. Burman’s qualification as a financial expert under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act and her financial acumen enable Mrs. Burman to contribute greatly to the Board’s handling of all financial matters of the Company.

Harris Hyman IV has served as a director and a member of the Audit Committee of the Board of Directors since March 2005. Mr. Hyman is Senior Principal of Flexpoint Ford LLC, a private equity firm focused on the healthcare and financial services sectors. From 2003 to 2007, Mr. Hyman served as a General Partner of Grotech Capital Group, a private equity firm where he was responsible for the firm’s healthcare investment activity. Prior to 2003, Mr. Hyman was a Managing Director of Credit Suisse First Boston, where he served as Co-Head of Healthcare Mergers and Acquisitions. Mr. Hyman serves on the Board of Directors of United BioSource Corporation. Mr. Hyman received a B.S.E. degree, magna cum laude, from Princeton University and an M.B.A. from Harvard Business School. Mr. Hyman’s extensive experience in the healthcare industry, specifically with respect to the capital markets and mergers and acquisitions, allows him to provide an important perspective on the Company’s corporate operations.

Vernon R. Loucks, Jr. has served as a director since September 2007 and is a member of the Compensation, Governance and Nominating Committee of the Board of Directors. Mr. Loucks is Chairman of the Board of the Aethena Group, LLC, a health care merchant banking firm. Mr. Loucks is the retired Chairman of Baxter International Inc., a healthcare company with operations in over 100 countries, where he held the title of Chief Executive Officer from 1980 through 1998 and Chairman of the Board from 1987 through 1999. Mr. Loucks served as Chief Executive Officer of Segway LLC and Senior Fellow of the Yale Corporation. Mr. Loucks served on the Board of Directors for Affymetrix, Inc. from 1993 to 2008, Anheuser-Busch Companies, Inc. from 1988 to 2008, Edwards Lifesciences Corp. from 2000 to 2008, Oscient Pharmaceuticals, Inc. (formerly Genome Therapeutics, inc.) from 2004 to 2005, Pain Therapeutics Inc. from 2003 to 2007, Segway, Inc. from 2000 to 2009, and is currently a director of Emerson Electric Co. Mr. Loucks holds a bachelor’s degree in history from Yale University, a master’s degree from the Harvard Graduate School of Business Administration and is a veteran of the U.S. Marine Corps. Mr. Loucks brings over 30 years of experience in the healthcare industry to his service on the Board and his experience serving on the boards of directors of other publicly traded companies is also a valuable asset to the Board of Directors.

Terrence J. Mulligan has served as one of our directors since June 1999, and currently serves as Vice-Chairman of the Board of Directors and Chairman of the Senior Advisory Board. Additionally, he also serves as Chairman of the Compensation, Governance and Nominating Committee. Mr. Mulligan retired in 1996 from Baxter International, after serving 26 years with the company where he was Group Vice President of Health Systems, and prior to that, was Senior Vice President of Corporate Sales and Marketing. He was a

member of both the Senior Management and Operating Management Committees at Baxter International. Mr. Mulligan serves on the Board of Directors of Wellmark, Inc., headquartered in Des Moines, Iowa and on the Board of Visitors of the Henry B. Tippie College of Business, the University of Iowa. Mr. Mulligan holds a B.S.S.E. from the University of Iowa. Mr. Mulligan served in the United States Army from 1968-1970 and was stationed in Heidelberg, Germany. Mr. Mulligan was awarded the Army Commendation Medal as a 1st. Lieutenant, for “Meritorious Service in Europe” in 1970. Mr. Mulligan brings over 40 years of experience in the healthcare industry, and the breadth and depth of his knowledge of the industry and his exceptional tenure on the Board of Directors well qualifies him to serve as a director and as Chairman of the Compensation, Governance and Nominating Committee.

C.A. (Lance) Piccolo has served as one of our directors since April 2004 and is a member of the Compensation, Governance and Nominating Committee of the Board of Directors. Mr. Piccolo has been the President and Chief Executive Officer of HealthPic Consultants, Inc., a private consulting company, since September 1996. From August 1992 until September 1996, he was Chairman of the Board and Chief Executive Officer of Caremark International Inc. Mr. Piccolo served on the Board of Directors of Chemtura Corporation from 1999 to 2009. Mr. Piccolo serves on the Board of Directors of American TeleCare Inc, CVS Caremark Corporation, Lake Forest Hospital Foundation and NovaMed, Inc. Mr. Piccolo is a trustee of Boston University and a member of the Kellogg Graduate School of Management Advisory Board of Northwestern University. Mr. Piccolo holds a Bachelor of Science degree from Boston University. Mr. Piccolo is a veteran of the U.S. Marine Corps. Mr. Piccolo’s extensive experience serving on the boards of directors of other publicly traded companies in the healthcare industry provides an important viewpoint for the Board of Directors.

John C. Rutherford has served as one of our directors since August 1999 and is a member of the Compensation, Governance and Nominating committee of the Board of Directors. From 1998 to the present, Mr. Rutherford has served as a Managing Partner of Parthenon Capital, a private equity investment firm. From 1991 to 1998, Mr. Rutherford was the Chairman of the Parthenon Group, a consulting firm. Mr. Rutherford served on the Board of Directors of Kenexa Corp from 1999 to 2006 and serves on the boards of several privately held companies. A native of Wellington, New Zealand, Mr. Rutherford holds a B.E. (1st Class Honors) degree from the University of Canterbury, an M.S. in Computer Science from the University of Connecticut and an M.B.A. from Harvard Business School. Mr. Rutherford’s long experience in private equity investment and his significant tenure on the Board of Directors provides intimate and vital knowledge of the Company to the Board of Directors.

Samuel K. Skinner was elected to the Board of Directors of MedAssets, Inc. in November 2009. He is the retired Chairman, President and CEO of U.S. Freightways Corporation. Mr. Skinner was previously President of the Commonwealth Edison Company and its holding company, Unicom Corporation. After retiring from Commonwealth Edison Company and Unicom, Mr. Skinner served as Co-Chairman of Hopkins & Sutter, a national law firm based in Chicago. Prior to joining Commonwealth Edison, he served as Chief of Staff to President George H.W. Bush. Prior to his White House service, Mr. Skinner served in the President’s cabinet for nearly three years as Secretary of Transportation and was credited with numerous successes, including the development of the President’s National Transportation Policy and the passage of landmark aviation and surface transportation legislation. From 1968 to 1977, Mr. Skinner served in the office of the United States Attorney for the Northern District of Illinois and was United States Attorney from 1975 to 1977. From 1977 to 1989, Mr. Skinner practiced law as a senior partner in the Chicago law firm Sidley & Austin. From 1984 to 1998, while practicing law full-time, he also served as Chairman of the Regional Transportation Authority of northeastern Illinois and was appointed by President Ronald Reagan as Vice Chairman of the President’s Commission on Organized Crime. Mr. Skinner served on the Board of Directors for Dade Behring Inc from 2005 to 2009 and Midwest Air Group Inc from 1996 to 2008. Mr. Skinner serves on the Board of Directors of APAC Customer Services, Inc., Navigant Consulting Inc, Express Scripts Inc and Echo Global Logistics, Inc. In addition to his significant business experience, Mr. Skinner’s experience in government and law provides and important perspective to the Board of Directors with respect to the legal and regulatory framework in which the Company operates.

Bruce F. Wesson has served as one of our directors since June 1999 and currently serves as Vice-Chairman of our Board of Directors and Chairman of the Audit Committee of the Board of Directors.

Mr. Wesson is a Managing Director of Galen Management, a healthcare venture firm, and is a general partner of Galen Partners, L.P. Mr. Wesson served over twenty three years with the Corporate Finance Division of Smith Barney, Harris Upham & Co. Inc. (“Smith Barney”), an investment banking firm, most recently as Senior Vice President and Managing Director. While at Smith Barney, Mr. Wesson headed the “Major Account Group”, which was responsible for many of the firm’s largest accounts. He also chaired the Valuation Committee, which supervised all valuation opinions provided by the firm. Mr. Wesson serves as a Director and as a member of the Compensation Committee of Acura Pharmaceuticals, Inc., a specialty pharmaceutical company, and as a Director of Chemtura Corporation. In addition, Mr. Wesson has served as a Director (since 2006), including as Vice Lead Director (since 2008) of Derma Sciences, Inc., a manufacturer of dermatological products and also serves on the Board of Directors for several privately held companies. Mr. Wesson holds a B.A. from Colgate University and a M.B.A. from Columbia Graduate Business School. Mr. Wesson’s experience as Senior Vice President and Managing Director of Smith Barney’s Corporate Finance Department and as the founder of Galen Partners, a health care private equity firm, brings to the board extensive knowledge of the capital markets and corporate finance, as well as entrepreneurial experience.

Term of Directors and Composition of Board of Directors; Independent Directors

The Board of Directors consists of ten members. In accordance with the terms of our amended and restated certificate of incorporation, the Board of Directors is divided into three staggered classes of directors of, as nearly as possible, the same number. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result, a portion of our Board of Directors will be elected each year.

The division of the three classes and their respective re-election years are as follows:

•	the Class I directors’ term will expire at the annual meeting of stockholders to be held in 2011 (our Class I directors are Mrs. Burman and Messrs. Loucks and Rutherford);

•	the Class II directors’ term will expire at the annual meeting of stockholders to be held in 2012 (our Class II directors are Messrs. Ballard, Piccolo, Skinner and Wesson); and

•	the Class III directors’ term will expire at the annual meeting of stockholders to be held in 2010 (our Class III directors are Messrs. Bardis, Hyman and Mulligan, each of whom has been nominated for election at the Annual Meeting).

Our amended and restated certificate of incorporation authorizes our Board of Directors to fix the number of directors from time to time by a resolution of the majority of our Board of Directors. Our amended and restated by-laws, which may be amended by our Board of Directors, provide that the number of directors will be not less than three nor more than 15. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2011 Annual Meeting of Stockholders, he or she must use the procedures as set forth in our by-laws (see also “Stockholder Communications with the Board of Directors” below.) If a stockholder wishes simply to propose a candidate for consideration as a nominee by the compensation, governance and nominating committee, the stockholder should submit any pertinent information regarding the candidate to the compensation, governance and nominating committee in care of the Company’s Corporate Secretary by mail at: MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022.

Our Board of Directors has determined that each of our non-management directors is “independent” as defined under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NASDAQ Global Select Market rules.

Board Leadership Structure

The Board of Directors has determined that the appropriate leadership structure for the Board of Directors at this time is for Mr. Bardis, the Company’s President and Chief Executive Officer, to serve as Chairman of the Board of Directors, with Messrs. Mulligan and Wesson, each an independent director, serving as Vice Chairmen of the Board of Directors. In addition, Messrs. Mulligan and Wesson chair the Compensation, Governance and Nominating Committee and the Audit Committee, respectively, and each of these committees is composed solely of independent directors. The Company does not have a lead director, but our independent directors meet in executive session without management present as frequently as they deem appropriate, typically at the time of each regular board meeting.

We have employed the leadership structure of having a combined Chairman and Chief Executive Officer since the company was founded, and we believe that this has proven to be an effective structure for leadership of the Company. The Board of Directors believes that having a united Chairman and Chief Executive Officer, two independent Vice Chairmen, a board with a majority of independent directors who meet regularly in executive session, and independent chairmen for the Board’s Audit Committee and Compensation, Governance and Nominating Committee provides an ideal form of leadership for the Company and the Board of Directors at this time. Furthermore, our independent directors believe that Mr. Bardis’ in-depth knowledge of the Company’s industry and businesses make him the best-qualified director to serve as Chairman. The Board of Directors may subsequently decide, however, to change that leadership structure, and we do not have a formal policy to require that the Chief Executive Officer or any other member of management serve as Chairman of the Board.

Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing the risk management policies of the Company. The Board of Directors evaluates and discusses management policies with respect to operational and financial risk assessment and enterprise risk management. Our full Board of Directors regularly engages in discussions of the most significant risks facing the Company and how these risks are being managed, and the board receives reports on risk management from senior officers of the Company and from the Audit Committee and Compensation, Governance and Nominating Committee as part of their regular reporting process. These committees also oversee our corporate compliance programs. Additionally, the Audit Committee oversees the internal audit function of the Company.

Members of the senior management of the Company (including its Chief Financial Officer and Chief Legal and Administrative Officer) report directly to our Chairman and Chief Executive Officer, providing him with information concerning the Company’s risk profile. These executive officers also present information regarding the risk profile directly to the Board of Directors from time to time. The Board of Directors believes that the work undertaken by the Board, the Audit Committee, the Compensation, Governance and Nominating Committee and the Company’s senior management enables the Board to effectively oversee the Company’s risk management processes.

Board Operations and Meetings

The Board of Directors met ten times during the fiscal year ended December 31, 2009. Each director who served during such period attended at least 75% of the meetings of the Board of Directors, with the exception of Mr. Mackesy who attended 67% of the meetings held prior to his resignation from the Board of Directors and Mr. Loucks who attended 70% of the meetings of the Board of Directors held in the fiscal year ended December 31, 2009.

The Company does not have a formal policy with regard to Board member attendance at the annual stockholders’ meeting. All directors are encouraged to attend each annual stockholders’ meeting.

The Board’s operation and responsibilities are governed by the Company’s certificate of incorporation, by-laws, charters for the Board’s standing committees and Delaware law. Our certificate of incorporation and by-laws generally eliminate the personal liability of our directors for breaches of fiduciary duty as a director and indemnify directors and officers to the fullest extent permitted by Delaware law.

We have also entered into indemnity agreements with each of our directors and executive officers, which provide for mandatory indemnity of an executive officer or director for any “claims” they may be subject to by reason of the fact that the indemnitee is or was an executive officer or director of ours, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best interests and, in the case of a criminal proceeding, the indemnitee had no reasonable cause to believe that the indemnitee’s conduct was unlawful. These agreements also obligate us to advance expenses to an indemnitee provided that the indemnitee will repay advanced expenses in the event the indemnitee is not entitled to indemnification. Indemnitees are also entitled to partial indemnification and indemnification for expenses incurred as a result of acting at our request as a director, officer or agent of a corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise owned or controlled by us.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers and controlling persons pursuant to the above statutory provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors and persons who beneficially own more than ten percent of our common stock are required to file reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon its review of the copies of reports furnished to the Company through the date hereof, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent stockholders were complied with during the fiscal year ended December 31, 2009 except in the case where the Company failed to file timely a report on Form 4 on behalf of Mr. Bardis, pursuant to transactions executed on October 15, 2009 and October 17, 2009, involving the termination of certain trusts of Mr. and Mrs. Bardis and the associated transfer of shares to Mr. and Mrs. Bardis and a related trust; a report on Form 5 for these transactions was filed on behalf of Mr. Bardis on February 16, 2010.

Code of Ethics

We have adopted standards of business conduct, which apply to all of our directors, officers, and employees. Our Standards of Business Conduct are available on our website at www.medassets.com, under Corporate Governance. Any person may request a copy without charge by writing to us at MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022. We intend to disclose on our website any amendment to, or waiver from, a provision of our Standards of Business Conduct that applies to directors and executive officers and that is required to be disclosed pursuant to the rules of the SEC.

Non-Management Director Compensation

All members of our Board of Directors will be reimbursed for reasonable expenses and expenses incurred in attending meetings of our Board of Directors. Historically, directors have been compensated for their service on our Board of Directors through periodic equity grants, with the specific form of equity, timing and number determined at the discretion of the Board.

The table below includes compensation information for our non-management directors for 2009.

2009 Non-Management Director Compensation Table

	Restricted			Stock Option/
	Stock	SSARs		SSARs Awards
Name of Director	Awards ($)(1)	Awards ($)(1)	Total ($)	Outstanding (#)(2)

Samantha Trotman Burman(3)	35,007	28,410	63,417	42,468
Harris Hyman IV(4)	—	56,820	56,820	56,630
Vernon R. Loucks, Jr.(4)	—	56,820	56,820	58,302
D. Scott Mackesy(7)	59,994	—	59,994	—
Terrence J. Mulligan(5)	—	64,938	64,938	68,490
Earl H. Norman(6)	—	—	—	—
C.A. Lance Piccolo(4)	—	56,820	56,820	56,630
John C. Rutherford(4)	—	56,820	56,820	52,191
Samuel K. Skinner(8)	—	15,932	15,932	2,130
Bruce F. Wesson(5)	—	64,938	64,938	75,993

(1)	With the exception of the equity award granted to Mr. Skinner (see footnote 8 below), the restricted stock and stock-settled stock appreciation rights (or SSARs) equity awards had a grant date fair market value of $12.98 and $3.79, respectively, as determined using the Black-Scholes valuation model. The vesting terms of the shares of restricted stock and SSARs called for vesting on the first day of each month beginning on January 1, 2009, such that 100% of the equity awards would be fully vested on December 1, 2009.

(2)	This column contains the aggregate number of outstanding stock option and SSARs awards (both vested and unvested) for each non-management director as of December 31, 2009.

(3)	Mrs. Burman was granted an award of 2,697 shares of restricted stock and 7,496 SSARs on January 15, 2009.

(4)	Messrs. Hyman, Loucks, Piccolo and Rutherford were each granted an award of 14,992 SSARs on January 15, 2009.

(5)	Messrs. Mulligan and Wesson were each granted an award of 17,134 SSARs on January 15, 2009.

(6)	Mr. Norman retired as a director of the Company effective February 1, 2009. Mr. Norman’s decision to retire did not involve any disagreement with the Company, our management or the Board of Directors.

(7)	Mr. Mackesy was granted an award of 4,622 shares of restricted stock on January 15, 2009. Mr. Mackesy resigned as a director of the Company effective May, 27, 2009. As a result of his resignation, Mr. Mackesy forfeited 2,697 shares of restricted stock from the award. Mr. Mackesy’s decision to resign did not involve any disagreement with the Company, our management or the Board of Directors.

(8)	Mr. Skinner was elected as a director of the Company effective November 16, 2009 and was granted an equity award of 2,130 SSARs. These SSARs vested equally on November 1, 2009 and December 1, 2009. The SSARs award had a grant date fair market value of $7.48.

BOARD COMMITTEES

Our Board of Directors has established an audit committee and a compensation, governance and nominating committee. Our Board may establish other committees from time to time to facilitate the management of our company.

AUDIT COMMITTEE

Our audit committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. Our audit committee: (i) assists our Board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence and the performance of our internal audit function and independent auditors; (ii) assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm; (iii) provides a medium for consideration of matters relating to any audit issues; and (iv) prepares the audit committee report that the SEC rules require be included in our annual proxy statement or annual report on Form 10-K. The members of our audit committee for the fiscal year ended December 31, 2009 were Mrs. Burman and Messrs. Hyman and Wesson, each of whom is “independent” as defined under the Exchange Act, and NASDAQ Global Select Market rules. Mr. Wesson is our audit committee chairman. Mrs. Burman is a financial expert under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act. Our audit committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available free of charge on the Company’s website at www.medassets.com. Our audit committee held 18 meetings during the fiscal year ended December 31, 2009 with each committee member attending not less than 75% of these meetings.

Pre-Approval Policies and Procedures

Pursuant to its charter, our audit committee is responsible for reviewing and pre-approving all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. The audit committee may delegate pre-approval authority to the chairman of the audit committee, in which case such approval must be presented to the full audit committee at its next scheduled meeting. The audit committee pre-approved all audit, audit-related, tax and other services provided by BDO Seidman, LLP, the Company’s independent registered public accountant for the fiscal year ended December 31, 2009, for the recently completed fiscal year.

Auditors’ Service Fees

The following is the breakdown of aggregate fees billed by BDO Seidman, LLP to the Company for professional services in the last two fiscal years.

Description	2009	2008

Audit Fees	$983,941	$1,195,955
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$983,941	$1,195,955

Report of the Audit Committee of the Board of Directors

Our audit committee has reviewed and discussed with management and the independent registered public accounting firm, BDO Seidman, LLP, the audited financial statements for the fiscal year ended December 31, 2009. In addition, our audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The independent registered public accounting firm provided to the audit committee the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The audit committee has reviewed and discussed with the independent registered public accounting firm the firm’s independence and has considered the compatibility of any non-audit services with the auditors’ independence.

Based on its review of the audited financial statements and the various discussions referred to above, the audit committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Bruce F. Wesson, Chairman
Samantha Trotman Burman
Harris Hyman IV

COMPENSATION, GOVERNANCE AND NOMINATING COMMITTEE

Our compensation, governance and nominating committee reviews and recommends policy relating to the compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives and setting the compensation of these officers based on such evaluations. The committee also produces a report on executive officer compensation as required by the SEC to be included in our annual proxy statement or annual report on Form 10-K.

Additionally, the compensation, governance and nominating committee oversees and assists our Board of Directors in identifying, reviewing and recommending nominees for election as directors; advises our Board of Directors with respect to Board composition, procedures and committees; recommends directors to serve on each committee; oversees the evaluation of our Board of Directors and our management; and develops, reviews and recommends corporate governance guidelines. The committee also reviews and evaluates, at least annually, the performance of the Board and its committees.

Our compensation, governance and nominating committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available free of charge on the Company’s website at www.medassets.com.  The members of our compensation, governance and nominating committee are Messrs. Loucks, Mulligan, Piccolo, Rutherford and Skinner, each of whom is “independent” as defined under the Exchange Act, and NASDAQ Global Select Market rules. Mr. Mulligan serves as chairman of the committee. Mr. Skinner joined the committee in February 2010.

Our compensation, governance and nominating committee held nine meetings during the fiscal year ended December 31, 2009 with each committee member attending not less than 75% of these meetings.

Director Candidate Nominating Procedures

The compensation, governance and nominating committee may consider candidates recommended by stockholders as well as other sources such as other directors, officers or independent search firms. To date, the Company has not engaged any search firm to assist in identifying or evaluating potential nominees. For each potential candidate, the compensation, governance and nominating committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, diversity of business and professional skills and experience, independence, industry-specific knowledge, possible conflicts of interest, general reputation and expertise and the extent to which the candidate’s diverse skills and attributes would fill a present need on the Board of Directors. In addition, while not required of any one candidate, the compensation, governance and nominating committee considers experience, education, training or other expertise in business or financial matters and prior experience serving on the boards of public companies. The Board of Directors and the compensation, governance and nominating committee believe that diversity of backgrounds and viewpoints is an important attribute of the Board for Directors. Both the Board of Directors and the compensation, governance and nominating committee conduct formal self-evaluations each year that include an assessment of whether the diversity of the Board of Directors, among other factors, is adequately considered in identifying and discussing director candidates. The compensation, governance and nominating committee believes that, as a group, the nominees below bring a diverse range of backgrounds, experiences and perspectives to the Board’s deliberations. While the compensation, governance and nominating committee carefully considers this diversity when considering nominees for director, the Company has not established a formal policy regarding diversity in identifying director nominees.

Collectively, the composition of the Board must meet the applicable NASDAQ listing requirements. In evaluating any candidate as a director nominee, the compensation, governance and nominating committee also evaluates the contribution of the proposed nominee toward compliance with the applicable NASDAQ listing standards.

After a potential candidate is initially evaluated by the Board, the individual may be invited to meet with various members of the compensation, governance and nominating committee and other members of the Board who evaluate the candidate’s credentials, experience, interest and willingness to serve. Board members discuss these matters, as well as the individual’s potential to be an effective Board member among themselves. If the discussions and evaluation are sufficiently supportive, the individual is invited to serve on the Board.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2011 Annual Meeting of Stockholders using the procedures set forth in the by-laws, it must follow the procedures described in “Stockholder Proposals — 2011 Annual Meeting.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the compensation, governance and nominating committee, it should submit any pertinent information regarding the candidate to the compensation, governance and nominating committee in care of the Company’s Corporate Secretary by mail at: MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or compensation, governance and nominating committee. In 2009, we did not enter into or materially modify any contractual arrangements with any member of our compensation, governance and nominating committee or their affiliates.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

We are committed to prudent financial stewardship. Our compensation philosophy and practices reflect this commitment as we seek to align the interests and incentives of our employees with those of our stockholders through a pay-for-performance compensation program that serves to attract and retain outstanding people. Accordingly, the compensation of each NEO is derived from the achievement of Company-wide performance objectives which are determined each year based on our operating budget. The specific measurements upon which compensation in 2009 was based are discussed further below.

We believe compensation plans that are tied to financial performance are the optimal way of providing incentives to each NEO. We believe these goals are linked to performance criteria that are within each NEO’s control and reward behaviors which drive long-term stockholder value.

Determination of NEO Compensation

Role of the Compensation, Governance and Nominating Committee (the “Committee”)

Our Committee oversees our overall compensation program and practices, including its design and the actual compensation paid to each NEO. The Committee operates under a written Charter that is available on the Company’s website at www.medassets.com. In making compensation determinations, the members of the Committee review and consider external market data and advice provided by their independent consultant, the recommendations of the Chief Executive Officer, their own assessment of the Company and each NEO’s performance, and the scope of each NEO’s responsibilities and experience. Based on their evaluation and judgment, the Committee approves compensation for each NEO other than Mr. Bardis, and makes a recommendation to the Board of Directors (or “Board”), which makes the final determination concerning Mr. Bardis’ compensation.

Role of the Chief Executive Officer and Senior Management

Mr. Bardis typically meets with the Committee and makes initial compensation recommendations with respect to each NEO. Mr. Bardis shares with the Committee his evaluation of each executive with respect to recent contributions and performance, strengths and weaknesses, as well as career development and succession plans. His recommendations are based, in part, on the compensation benchmark information previously discussed, which is reviewed separately by the Committee. Mr. Bardis’ evaluation is supported by information, analysis, and advice provided from time to time by the Company’s Chief Financial Officer, Chief Legal and Administrative Officer and the Senior Vice President of Human Resources.

Role of Compensation Consultants

The Committee has the authority to hire compensation consultants and other advisors to assist the Committee in its deliberations. Pearl Meyer & Partners, an independent consultant, reports to and their work is directed by the Committee. Pearl Meyer & Partners does not provide other services to the Company which are not directly related to the strategy, design, and implementation of the executive compensation program. Although the scope of assistance can vary year to year based on the Committee’s needs, the Committee has requested the following primary services from Pearl Meyer & Partners:

•	Provide periodic updates on market trends and emerging practices that may impact the executive compensation programs at the Company;

•	Conduct an independent review of executive compensation levels relative to market pay levels for similar positions in similar organizations;

•	Assist with the design of short-term and long-term incentive compensation programs;

•	Assist with the development of the size and structure of the Company’s long term performance incentive plan (approved by stockholders at the 2008 Annual Stockholders Meeting); and

•	Attend and participate in Committee meetings upon request.

Role of Compensation Surveys and Peer Group Data

We must compete to recruit and retain each NEO. Accordingly, we periodically review our pay levels relative to market pay levels for similar positions within similar companies. In assessing our pay levels relative to market pay levels, we review and consider relevant pay data from various reputable surveys (Watson Wyatt, Mercer Human Resource Consulting, and other similar data providers) and from the public filings of companies with similar characteristics whom we refer to as the Compensation Peers. The market data gathered from the surveys and the Compensation Peers provides a useful reference point, but the Committee does not benchmark or target a precise pay level relative to the collected market data.

In 2008, the Committee requested a market assessment of executive compensation levels and long-term incentive plan design practices from Pearl Meyer & Partners. As part of this process, the following peer companies (or “Compensation Peers”) were selected by Pearl Meyer & Partners and approved by the Committee:

•	Advisory Board Company

•	Allscripts-Misys Healthcare Solutions, Inc.

•	Ariba, Inc.

•	Athenahealth, Inc

•	Blackbaud, Inc.

•	Computer Programs & Systems, Inc.

•	Eclipsys Corporation

•	Epicor Software Corporation

•	HealthExtras, Inc.

•	HLTH Corp

•	InVentiv Health, Inc.

•	MicroStrategy, Inc.

•	Navigant Consulting Inc

•	Quality Systems, Inc.

•	Trizetto Group, Inc.

•	WebMD Health Corp

The Compensation Peers were selected based on their potential as competitors for business, investor capital, and/or executive talent; while also seeking to maintain a reasonable overall size comparison as measured by revenue and market capitalization. The Committee periodically reviews the Compensation Peers to ensure alignment with the Company’s business strategy, financial success, and talent requirements.

Compensation Components

Compensation for our NEOs consists of the following elements:

•	Salary;

•	Annual cash incentive opportunities;

•	Equity awards; and

•	Other compensation

Total compensation for each NEO is intended to be competitive with executives serving in a comparable capacity at the Compensation Peers, as well as to align each NEO’s interests with the interests of our stockholders. We incorporate both short-term performance elements (salary and annual cash-based incentive opportunities) which reward the achievement of desired annual financial performance, and long-term performance elements (equity awards) which reward the achievement of sustained long-term financial performance. Various forms of other compensation are also evaluated and incorporated as deemed necessary.

We do not arbitrarily set a fixed weighting to any individual component of compensation, as we believe that total compensation for each NEO must be specifically tailored to meet the competitive characteristics over time applicable to each NEO’s unique role, as well as the performance of the business function or unit for which each NEO is responsible.

Salary

Salaries for our NEOs are set forth in employment agreements, which are subject to review on an annual basis by the Committee. With respect to the salary of Mr. Bardis, the Committee makes a recommendation to the Board, which makes the final determination. The determination of salaries for NEOs other than Mr. Bardis are based on his recommendations, which are based on information gathered by the Committee’s compensation consultant, as well as data obtained through recent recruitment efforts, if appropriate and applicable, and the internal executive compensation structure to determine both internal and external competitiveness. There were no salary increases for NEOs during 2009.

Salary earned by each NEO in 2009 is shown in the “2009 Summary Compensation Table” below.

Annual Cash Incentive Opportunities

In 2009, the NEOs participated in our annual cash incentive opportunity program. The starting point is the establishment of a target cash incentive, which is a specific percentage of each NEO’s salary. The target cash incentive is set forth in the employment agreement of each of our NEOs and is subject to review on an annual basis by the Committee. The Committee establishes targets based on an analysis of the practices of the Compensation Peers. The Committee’s objective is to set a target no less than the 45th percentile, and then to adjust accordingly based on recent NEO performance.

Mr. Bardis makes target recommendations for each other NEO, although the Committee makes the final determination in all cases other than for Mr. Bardis, for whom the Board makes the final determination. Each NEO’s target is approved by the Committee early in the year, although a change in an NEO’s responsibilities or his extraordinary performance over the course of the year could result in a modification of his target by the Committee (i.e., the percentage of salary).

The following chart shows each NEO’s target cash incentive for 2009 (stated as a percentage of salary).

2009 Target Cash
Name of Executive	Incentive
(As a % of salary)

John A. Bardis	60%
L. Neil Hunn	40%
Rand A. Ballard	50%
Jonathan H. Glenn	37%
Scott E. Gressett	35%

There were no changes to the target cash incentive percentages for the NEOs for 2009.

Each NEO is a member of a larger corporate pool (the “Pool”) and earns his target cash incentive based on the degree to which certain of our annual financial performance objectives, as described below, are achieved plus satisfaction of individual management objectives (subject to adjustment by the Committee).

For 2009, the Pool is initially funded (in an amount equal to 25% of each person’s target cash incentive) if the Company achieves 89.4% of the Company’s budgeted consolidated adjusted EBITDA for the fiscal year. Funding increases on a straight line basis thereafter based on achievement greater than 89.4% up to 100%. If 100% of the Company’s budgeted consolidated adjusted EBITDA is achieved, then the Pool is fully funded. If greater than 100% (over-achievement) of the Company’s budgeted consolidated adjusted EBITDA is achieved, then 10% of any over-achievement amount is eligible for funding to the Pool in the discretion of the Committee. The Committee, in its discretion, may make adjustments to an NEO’s cash incentive payout. The Committee may also choose to authorize that additional cash awards be paid to NEOs for outstanding individual performance, which constitutes significant accomplishments achieved in part or in full by the NEO in helping to advance the business.

The Company’s budgeted consolidated adjusted EBITDA for 2009 was $117,408,000. The Company’s actual consolidated adjusted EBITDA for 2009 was less than 89.4% of this amount. As a result, the Pool was not funded and no annual cash incentives were earned by the NEOs. Additionally, the Committee did not authorize payment of any discretionary bonuses to the NEOs.

Equity Awards

Historically, we have used equity compensation in the form of stock option awards to motivate and reward our NEOs for the achievement of sustained financial performance and the enhancement of stockholder value. Award size and frequency was reviewed annually and was based on competitiveness with the previously defined competitive market as well as each NEO’s demonstrated level of performance over time. In making individual awards, the Committee considers the recent performance of each NEO, the value of the NEO’s previous awards and our views on NEO retention and succession planning.

As with cash compensation, Mr. Bardis recommends equity awards for each other NEO to the Committee for its consideration. Equity awards typically fall into three categories for NEOs:

•	awards related to the hiring of an executive officer;

•	awards related to individual performance of the executive officer; and

•	awards related to the promotion of an executive officer.

Equity Award Timing

The Company has a specific, written policy regarding equity award grant timing that has been followed consistently since the Company’s initial public offering and that is intended to ensure that the timing of equity grants is not influenced by material non-public information. According to this policy, Committee meetings are scheduled to occur during open trading windows and the exercise price of any applicable equity instrument granted is the closing stock price on the day the grants are approved by the Committee.

Long-Term Performance Incentive Plan

In late 2008, the Board adopted, upon the recommendation of the historical compensation committee, the MedAssets, Inc. Long-Term Performance Incentive Plan (the “Plan”). The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards (collectively, “Awards”) to our current and prospective employees, non-employee members of the Board, and other service providers. The Plan was approved by the stockholders of the Company at the Company’s 2008 Annual Meeting of Stockholders.

The Plan is designed to promote the creation of long-term value for the Company’s stockholders by aligning the interests of the senior management team with those of the stockholders and to aid in the Company’s ability to attract, retain and motivate qualified individuals to become and remain employees, officers, directors and consultants of the Company. Given the entrepreneurial culture of the Company, the Committee and Board believe that talented employees create a competitive advantage and that recruiting, motivating, and retaining such talented employees requires that such individuals have a vested interest in the long-term success of the business. Accordingly, the Board adopted the Plan as a part of its broader compensation strategy, which has been and will continue to have a material portion of compensation in the form of equity-based long-term incentive opportunities.

2009 NEO Equity Awards Under the Plan

On January 5, 2009, the Committee granted equity awards to the NEOs under the Plan in the form of service-based and performance-based restricted stock and stock-settled stock appreciation rights (or “SSARs”). The Committee does not plan on granting additional equity awards under the Plan to NEOs until after 2011. The Committee resolved that Diluted Cash Earnings per Share growth, or Diluted Cash EPS growth, should be used as the performance objective for the awards of SSARs and restricted stock subject to vesting based on the Company’s financial performance. Diluted Cash EPS, a non-GAAP measure, is defined as the Company’s fully-diluted net income per share excluding non-cash acquisition-related intangible amortization, non-cash share-based compensation expense and certain Board approved non-recurring items on a tax-adjusted basis. The Company’s management team and Board believe the use of Diluted Cash EPS as the measure for vesting is appropriate as it can be used to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from the Company’s operations, and by rewarding organic growth and accretive business transactions. The audit committee of the Company’s Board is responsible for validating the calculation of Diluted Cash EPS growth over the relevant period.

The shares of restricted stock granted subject to performance-based vesting criteria vest as follows: 50% vesting based on achievement of a 15% compounded annual growth rate of Diluted Cash EPS for the three-year period ending December 31, 2011; Pro rata vesting of between 50% and 100% based on achievement of a compounded annual growth rate of Diluted Cash EPS between 15% and 25% for the three-year period ending December 31, 2011; 100% vesting based on achievement of a 25% compounded annual growth rate of

Diluted Cash EPS for the three-year period ending December 31, 2011. In addition to meeting the performance targets as discussed above, the grantees must be employed by the Company for a full four years through December 31, 2012 in order for the awards that are subject to performance-based vesting criteria to vest. The shares of restricted stock granted subject to service-based vesting criteria vest 100% on December 31, 2012. 100% of the performance-based SSARs vest upon the achievement of a 25% compounded annual growth rate of Diluted Cash EPS for the three-year period ending December 31, 2011. The service-based SSARs vest 25% annually beginning on December 31, 2009. See the “2009 Grants of Plan-Based Awards Table” for specific details regarding these awards. See the “2009 Outstanding Equity Awards Table” for all outstanding NEO equity award grants as of December 31, 2009.

Other Compensation

Retirement and Other Benefits

The MedAssets, Inc. Retirement Savings Plan, or the Savings Plan, is a tax-deferred qualified defined contribution retirement savings plan in which the NEOs are eligible to participate along with other employees. The Savings Plan has the following major provisions:

•	contributions are made on a tax-deferred basis;

•	for 2009, participants could contribute up to $16,500 of total compensation if under the age of 50 or $21,500 if age 50 or older;

•	contributions are limited and governed by the Internal Revenue Code of 1986, as amended, or the Code;

•	the company matches 50% of the first six percent of a participant’s base pay as contributed by each participant to the Savings Plan; and

•	all participant contributions vest immediately; our matching contribution vests equally over a 5-year period starting with the participant’s date of hire.

We do not have any other deferred compensation or supplemental executive retirement plans.

Perquisites

We provide various company subsidized perquisites to certain of our NEO’s, which are limited to those perquisites we and the Committee believe are reasonable and consistent with our overall compensation philosophy, specifically those which help support our ability to remain competitive and retain the services of our NEOs. The dollar value of these benefits constitutes a small percentage of each NEO’s total compensation and includes the following types for 2009:

•	Life and disability insurance premiums;

•	Health insurance premiums;

•	Financial planning; and

•	Memberships.

Other compensation earned by each NEO in 2009 is shown in the “2009 Summary Compensation Table” and associated footnotes below. Please see “Perquisites” under “Compensation Decisions in 2010” below for changes to the Company’s policy on executive perquisites.

Employment Agreements

On August 21, 2007, we entered into employment agreements with Messrs. Bardis, Hunn, Ballard, Glenn and Gressett, the five NEOs, on terms and conditions that the historical compensation committee determined were necessary and advisable for the long-term retention of these key executives, particularly in the event of a change in control of the company. The terms include severance payments in the event of a separation from service to the Company under certain conditions (which payments are increased in the event that the separation occurs within two years after a change in control). These agreements replaced the existing agreements of Messrs. Bardis and Ballard. On August 26, 2009, the Committee reviewed the terms of each NEO’s employment agreement and determined that no material changes to the agreements were necessary. See the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and the “Potential Payments Upon Termination or Change In Control” sections below for more information on these employment agreements.

Compensation Decisions in 2010

Pearl Meyer & Partners, the Committee’s independent compensation consultants, advised and assisted the Committee regarding the following compensation related matters for 2010:

Employee Stock Purchase Plan

On April 6, 2010, the Board adopted the MedAssets, Inc. Employee Stock Purchase Plan (the “ESPP”), which, if adopted by our stockholders, will allow our employees (including any qualified NEO) to purchase our stock during designated periods through the use of payroll deductions. By encouraging our employees to become stockholders, we believe we will motivate our employees to increase the value and profitability of the Company. A more detailed description of the ESPP is contained below under “PROPOSAL NO. 3 — Approval of the Adoption of the Company’s Employee Stock Purchase Plan.”

Minimum Stock Ownership Requirements

On February 25, 2010, the Company adopted minimum stock ownership requirements for NEOs. The purpose of the minimum stock ownership requirements is to ensure that NEOs achieve and maintain a minimum level of stock ownership in order to further align their interests with stockholders. The minimum stock ownership requirements range from 20,000 shares for a Senior Vice President to 100,000 shares for our Chief Executive Officer. Shares counted toward the requirement include all shares directly and indirectly owned by the executive plus 1/3 of any outstanding equity awards. Covered executives have five years from adoption of or entry into the policy to comply, with compliance monitored annually by the Committee.

On April 6, 2010, the Company adopted minimum stock ownership requirements for the Board. The purpose of the minimum stock ownership requirements is to ensure that directors achieve and maintain a minimum level of stock ownership in order to further align their interests with stockholders. The minimum stock ownership requirement is 7,500 shares. Shares counted toward the requirement include all shares directly and indirectly owned by the director plus 1/3 of any outstanding equity awards. Covered directors have five years from adoption of or entry into the policy to comply, with compliance monitored annually by the Committee.

NEO Annual Salaries

On February 25, 2010, the Committee (and full Board for Mr. Bardis) approved annual salary increases for each NEO in order to bring these salaries in line with current market pay levels. Historical NEO annual salaries were unchanged in 2008 and 2009, with Mr. Bardis’ salary remaining constant in 2007, 2008 and 2009. Effective April 1, 2010, NEO annual salaries are the following: Mr. Bardis — $568,475; Mr. Ballard — $440,595; Mr. Hunn — $340,595; Mr. Glenn — $285,595 and Mr. Gressett — $230,505.

Perquisites

On September 28, 2009, the Committee approved revisions to the Company’s policy regarding executive perquisites, effective January 1, 2010. These changes include the elimination of the types of perquisites listed above in “Perquisites” under “Other Compensation”. Starting in 2010, NEOs will be afforded the same level of benefits (other compensation) as other company executives.

Compensation, Governance and Nominating Committee Report

We, the Compensation, Governance and Nominating Committee of the Board of Directors of MedAssets, Inc., have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the current members of the MedAssets Compensation, Governance and Nominating Committee consisting of:

Terrence J. Mulligan, Chairman
Vernon R. Loucks, Jr.
C.A. Lance Piccolo
John C. Rutherford
Samuel K. Skinner

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the name, age and position, as of April 1, 2010, of each NEO of the Company who is not also a director or director nominee.

Name	Age	Position

L. Neil Hunn	38	Executive Vice President, Chief Financial Officer and President of MedAssets Revenue Cycle Technology
Jonathan H. Glenn	59	Executive Vice President and Chief Legal and Administrative Officer
Scott E. Gressett	40	Senior Vice President and Chief Accounting Officer

L. Neil Hunn has served as our Chief Financial Officer since June 2007 and was named President of our Revenue Cycle Technology business in January 2010. Mr. Hunn joined MedAssets as Vice President of Corporate Development in October 2001 and was named Senior Vice President of Corporate Development in 2005. Later, Mr. Hunn served as President, MedAssets Net Revenue Systems until he assumed the role of CFO. From 1998 to 2001, Mr. Hunn was the Segment Executive for Professional Services and Director of Business Development for CMGI where he oversaw the operations of CMGI’s professional services division. Prior to his duties as Segment Executive, Mr. Hunn lead the corporate and merger strategy for several CMGI business units. Before CMGI, Mr. Hunn worked for both The Parthenon Group and Deloitte Consulting where he worked on strategic growth as well as corporate turn-around strategies in technology, retail, and hospitality industries. Mr. Hunn received his MBA from Harvard University in 1998 and graduated summa cum laude from Miami University (Ohio) with degrees in Finance and Accountancy.

Jonathan H. Glenn has served as our Chief Legal and Administrative Officer since March 2000. Mr. Glenn spent 14 years in private practice, and from 1994 until March 1997, he served as Vice President and General Counsel of TheraTx, Inc. Mr. Glenn received his law degree from the University of Virginia School of Law and graduated with high honors from the University of Maryland in 1975.

Scott E. Gressett has served our Chief Accounting Officer since June 2007. Mr. Gressett joined MedAssets at its founding in 1999 as Vice President of Finance and Corporate Controller and served in such capacity until he was named Senior Vice President of Finance in October 2004. From 1995 until June 1999, Mr. Gressett held Controller positions with companies primarily in the manufacturing industry. In addition, Mr. Gressett has previously worked for Ernst & Young, LLP serving clients in the healthcare and manufacturing industries. Mr. Gressett is a Certified Public Accountant and graduated from Texas A&M University with a degree in Accounting.

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The following table sets forth the cash and non-cash compensation paid or incurred on our behalf to our chief executive officer and chief financial officer (including any individual who served in either capacity during the year) and each of our other executive officers:

2009 Summary Compensation Table

										Non-Equity
					Restricted		Stock			Incentive
					Stock		Option	SSARs		Plan		All Other
	Fiscal	Salary	Bonus		Award(s)		Award(s)	Award(s)		Compensation		Compensation		Total
Name and Position	Year	($)	($)		($)		($)	($)		($)		($)		($)

John A. Bardis	2009	400,000	—	(2)	2,354,081	(1)	—	1,669,414	(1)	—	(2)	23,535	(3)	4,447,030
Chairman of the Board,	2008	400,000	10,488		—		—	—		226,512		61,031		698,031
President and Chief	2007	400,000	208,400		—		193,400	—		81,600		34,345		917,745
Executive Officer
L. Neil Hunn	2009	250,000	—	(2)	1,222,727	(1)	—	867,105	(1)	—	(2)	12,239	(3)	2,352,071
Executive Vice President,	2008	253,365	43,620		—		99,089	—		94,380		7,752		498,206
Chief Financial Officer and	2007	223,484	100,000		—		422,000	—		25,000		6,697		777,181
President of MedAssets Revenue
Cycle Technology
Rand A. Ballard	2009	305,000	—	(2)	1,707,629	(1)	—	1,210,985	(1)	—	(2)	19,733	(3)	3,243,347
Senior Executive Vice President,	2008	312,332	31,070		—		99,089	—		143,930		3,232		589,653
Chief Operating Officer and	2007	305,000	114,375		—		193,400	—		38,125		17,659		668,559
Chief Customer Officer
Jonathan H. Glenn	2009	240,000	—	(2)	309,894	(1)	—	193,610	(1)	—	(2)	14,584	(3)	758,088
Executive Vice President and	2008	240,000	3,991		—		99,089	—		83,809		5,763		432,652
Chief Legal and Administrative	2007	235,465	91,600		—		102,000	—		22,200		6,212		457,477
Officer
Scott E. Gressett	2009	200,000	—	(2)	309,894	(1)	—	193,610	(1)	—	(2)	8,974	(3)	712,478
Senior Vice President and	2008	201,923	12,934		—		99,089	—		66,066		5,452		385,464
Chief Accounting Officer	2007	183,515	77,500		—		314,400	—		17,500		5,506		598,421

(1)	These amounts represent the aggregate grant date fair value of awards granted to our NEOs in 2009, determined under FASB ASC Topic 718. For information on the valuation assumptions with respect to awards made, refer to footnote 10 of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on February 26, 2010. It is important to note that these amounts: i) reflect the company’s “aggregate” accounting expense for these awards, rather than the company’s “2009” accounting expense, which was the historical disclosure representation requirement, and ii) do not necessarily correspond to the actual value that will be recognized by the NEOs. Additionally, these awards are intended to cover a three year period (2009–2011); therefore, the compensation, governance and nominating committee does not plan on granting additional equity awards under the Plan to NEOs until after 2011. A significant portion of the awards have perfomance-based vesting terms which are tied to specific company financial performance, plus the NEOs must be employed for a full four years through December 31, 2012. Refer to 2009 NEO Equity Awards Under the Plan above and footnotes 2 and 3 of the 2009 Grants of Plan-Based Awards Table below for more information on these awards.

(2)	The Company’s actual consolidated adjusted EBITDA for 2009 was less than 89.4% of budgeted consolidated adjusted EBITDA, or the threshold required to initiate funding. As a result, the Pool was not funded and no annual cash incentives were earned by the NEOs. Additionally, the compensation, governance and nominating committee did not authorize the payment of any discretionary bonuses to the NEOs. For more information on the 2009 annual cash incentive program, refer to “Annual Cash Incentive Opportunities” above.

(3)	Mr. Bardis’ other compensation was $23,535, consisting of the total amount of matching contributions made by the Company on his behalf related to the Savings Plan ($8,315) and company subsidized life and disability insurance premiums ($3,410), financial counseling ($10,000) and health insurance premiums ($1,810).

Mr. Hunn’s other compensation was $12,239. The total amount of matching contributions made by the Company on his behalf related to the Savings Plan was $7,409. The total value of all perquisites and personal benefits received by Mr. Hunn in 2009 did not exceed $10,000.

Mr. Ballard’s other compensation was $19,733, consisting of the total amount of matching contributions made by the Company on his behalf related to the Savings Plan ($7,895) and company subsidized life and disability insurance premiums ($3,407), financial counseling ($4,775), membership dues to two organizations ($2,508) and health insurance premiums ($1,148).

Mr. Glenn’s other compensation was $14,584. The total amount of matching contributions made by the Company on his behalf related to the Savings Plan was $6,047. The total value of all perquisites and personal benefits received by Mr. Glenn in 2009 did not exceed $10,000.

Mr. Gressett’s other compensation was $8,974. The total amount of matching contributions made by the Company on his behalf related to the Savings Plan was $5,401. The total value of all perquisites and personal benefits received by Mr. Gressett in 2009 did not exceed $10,000.

Term of Executive Officers

Each executive officer serves at the discretion of the Board of Directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Grants of Plan-Based Awards

2009 Grants of Plan-Based Awards Table

				All Other Stock	All Other SSARs
		Estimated Future Payments Under Non-		Awards: Number	Awards: Number	Exercise or
		Equity Incentive Plan		of Shares of	of Securities	Base Price
	Grant	Awards($)(1)		Stock or Units	Underlying	of SSARs
Name of Executive	Date	Threshold	Target	(#)(2)	SSARs (#)(3)	Awards ($)(4)

John A. Bardis	N/A	60,000	240,000
	1/5/2009			159,707		—
	1/5/2009				361,345	14.74
L. Neil Hunn	N/A	25,000	100,000
	1/5/2009			82,953		—
	1/5/2009				187,685	14.74
Rand A. Ballard	N/A	38,125	152,500
	1/5/2009			115,850		—
	1/5/2009				262,118	14.74
Jonathan H. Glenn	N/A	22,200	88,800
	1/5/2009			21,024		—
	1/5/2009				41,907	14.74
Scott E. Gressett	N/A	17,500	70,000
	1/5/2009			21,024		—
	1/5/2009				41,907	14.74

(1)	The amounts shown in these columns represent the annual cash incentive threshold and target compensation potential for each NEO for 2009. The target amount for each NEO is the target cash incentive based on a predetermined percentage of 2009 salary. The threshold amount for each NEO is based on the achievement of a minimum level of performance required to initially fund the incentive plan. There is no set maximum payout amount. Actual amounts paid may be increased over and above the target incentive amount at the discretion of the compensation, governance and nominating committee. For more information on the annual cash incentive opportunity program, refer to “Annual Cash Incentive Opportunities” above. The actual amounts earned by the NEOs for 2009 are reported in the Summary Compensation

Table under the column entitled “Non-Equity Incentive Plan Compensation” and are further described in note 2 of the Summary Compensation Table above.

(2)	A breakdown of restricted stock awards granted on 1/5/2009 for the NEOs is as follows: Mr. Bardis — 53,236 (service-based), 106,471 (performance-based); Mr. Hunn — 27,651 (service-based), 55,302 (performance-based); Mr. Ballard — 38,617 (service-based), 77,233 (performance-based); Mr. Glenn — 7,066 (service-based), 13,958 (performance-based); Mr. Gressett — 7,066 (service-based), 13,958 (performance-based).

The shares of restricted stock subject to performance-based vesting criteria vest as follows: 50% vesting based on achievement of a 15% compounded annual growth rate of Cash EPS for the three-year period ending December 31, 2011; Pro rata vesting of between 50% and 100% based on achievement of a compounded annual growth rate of Cash EPS between 15% and 25% for the three-year period ending December 31, 2011; 100% vesting based on achievement of a 25% compounded annual growth rate of Cash EPS for the three-year period ending December 31, 2011. In addition to meeting the performance targets as discussed above, the grantees must be employed by the Company for a full four years through December 31, 2012 in order for the awards that are subject to performance-based vesting criteria to vest. The shares of restricted stock subject to service-based vesting criteria vest 100% on December 31, 2012.

(3)	A breakdown of SSARs awards granted on 1/5/2009 for the NEOs is as follows: Mr. Bardis — 121,542 (service-based), 239,803 (performance-based); Mr. Hunn — 63,130 (service-based), 124,555 (performance-based); Mr. Ballard — 88,166 (service-based), 173,952 (performance-based); Mr. Glenn — 15,910 (service-based), 25,997 (performance-based); Mr. Gressett — 15,910 (service-based), 25,997 (performance-based).

100% of the performance-based SSARs vest upon the achievement of a 25% compounded annual growth rate of Cash EPS for the three-year period ending December 31, 2011. The service-based SSARs vest 25% annually beginning on December 31, 2009.

(4)	The exercise price per SSAR assigned at the date of grant was set equal to the fair market value per share of $14.74.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The material terms of the August 2007 employment agreements for Messrs. Bardis, Hunn, Ballard, Glenn and Gressett are as follows:

•	The agreements contain an initial three-year (or, in the case of Messrs. Hunn, Glenn and Gressett, two-year) term with an automatic one-year extension each year thereafter unless either party provides written notice to the other of its intention not to renew the agreement at least 12 months prior to the expiration of the then-current term.

•	The agreements provide for a base annual salary of $400,000 for Mr. Bardis, $250,000 for Mr. Hunn, $305,000 for Mr. Ballard, $240,000 for Mr. Glenn and $200,000 for Mr. Gressett, in each case subject to increase as may be approved by the Chief Executive Officer or the compensation, governance and nominating committee.

•	Each NEO shall be eligible to participate in an annual cash incentive plan established by the Board of Directors in respect of each fiscal year during the employment term, with an annual target cash incentive of 60% of base salary in the case of Mr. Bardis, 40% of base salary in the case of Mr. Hunn, 50% of base salary in the case of Mr. Ballard, 37% of base salary in the case of Mr. Glenn and 35% of base salary in the case of Mr. Gressett.

•	The employment agreements contain standard confidentiality provisions and subject the NEOs to non-competition and non-solicitation obligations during the term of employment and for 36 months in the case of Mr. Bardis, 60 months in the case of Mr. Ballard, and 24 months in the cases of Messrs. Hunn, Glenn and Gressett following termination of employment for any reason.

Aggregate Option Exercises and Year-End Option Values

The following table provides information for the NEOs on stock option award exercises during 2009 including the number of shares acquired upon exercise and the resulting value realized from the exercise. The amounts shown in the Value Realized on Exercise column equal the number of shares for which the options were exercised multiplied by the difference between the fair value of a share of stock at the time of exercise and the stock option exercise price.

2009 Option Exercises Table

Number of Shares
	Acquired on	Value Realized on
Name of Executive	Exercises (#)	Exercises ($)

John A. Bardis(3)	—	—
L. Neil Hunn(1)	49,200	847,961
Rand A. Ballard(3)	—	—
Jonathan H. Glenn(2)	22,400	411,635
Scott E. Gressett(3)	—	—

(1)	On April 9, 2009, Mr. Hunn exercised 9,300 stock options with an exercise price of $0.63 and fair value of $15.00. On May 1, 2009, Mr. Hunn exercised 1,550 stock options with an exercise price of $0.63 and fair value of $16.32. On June 1, 2009, Mr. Hunn exercised 1,550 stock options with an exercise price of $0.63 and fair value of $16.08. On June 11, 2009, Mr. Hunn exercised 700 stock options with an exercise price of $1.56 and fair value of $18.00. On June 11, 2009, Mr. Hunn exercised 1,400 stock options with an exercise price of $0.63 and fair value of $18.00. On June 12, 2009, Mr. Hunn exercised 100 stock options with an exercise price of $1.56 and fair value of $18.03. On June 12, 2009, Mr. Hunn exercised 7,800 stock options with an exercise price of $1.56 and fair value of $18.04. On July 1, 2009, Mr. Hunn exercised 1,550 stock options with an exercise price of $1.56 and fair value of $19.34. On August 3, 2009, Mr. Hunn exercised 1,550 stock options with an exercise price of $1.56 and fair value of $18.72. On August 10, 2009, Mr. Hunn exercised 2,094 stock options with an exercise price of $2.86 and fair value of $20.18. On August 10, 2009, Mr. Hunn exercised 14,106 stock options with an exercise price of $1.56 and fair value of $20.18. On November 13, 2009, Mr. Hunn exercised 7,500 stock options with an exercise price of $2.86 and fair value of $22.46.

(2)	On August 10, 2009, Mr. Glenn exercised 3,474 stock options with an exercise price of $2.86 and fair value of $20.14. On August 10, 2009, Mr. Glenn exercised 18,926 stock options with an exercise price of $1.56 and fair value of $20.14.

(3)	Messrs. Bardis, Ballard and Gressett did not exercise any stock options in 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information on the current equity award holdings by the NEOs as of December 31, 2009. Information regarding vesting terms for each grant can be found in the footnotes following the table. For additional information about our equity awards, refer to “Equity Awards” above.

FYE 2009 Outstanding Equity Awards Table

											Equity
										Equity	Incentive
										Incentive	Plan
					Equity					Plan	Awards:
					Incentive					Awards:	Market
					Plan Awards:				Market	Number of	Value of
			Number of	Number of	Number of			Number of	Value of	Unearned	Unearned
			Securities	Securities	Securities			Shares of	Shares of	Shares of	Shares of
			Underlying	Underlying	Underlying			Restricted	Restricted	Restricted	Restricted
			Unexercised	Unexercised	Unexercised	Option/SSAR	Option/SSAR	Stock That	Stock That	Stock That	Stock That
			Options/SSARs	Options/SSARs	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name of Executive	Grant Date		Exercisable (#)	Unexercisable (#)	SSARs (#)	Price ($)	Date	Vested (#)	Vested (14)($)	Vested (#)	Vested (14)($)

John A. Bardis	4/21/2004	(1)	21,506	—	—	1.56	4/21/2014	—	—	—	—
	2/3/2005	(9)	3,334	—	—	2.86	2/3/2015	—	—	—	—
	2/3/2005	(2)	11,651	804	—	2.86	2/3/2015	—	—	—	—
	9/14/2005	(3)	37,334	12,001	—	2.86	9/14/2020	—	—	—	—
	7/5/2006	(4)	23,400	10,801	—	9.68	7/5/2016	—	—	—	—
	10/1/2006	(5)(9)	20,000	—	—	9.68	10/1/2016	—	—	—	—
	9/10/2007	(7)(9)	15,555	4,445	—	9.29	9/10/2017	—	—	—	—
	9/10/2007	(6)	11,573	13,227	—	9.29	9/10/2017	—	—	—	—
	1/5/2009	(10)	30,386	91,156	—	14.74	1/5/2016	—	—	—	—
	1/5/2009	(11)	—	—	239,803	14.74	1/5/2016	—	—	—	—
	1/5/2009	(12)	—	—	—	—	—	53,236	1,129,136	—	—
	1/5/2009	(13)	—	—	—	—	—	—	—	106,471	2,258,250
L. Neil Hunn	2/3/2005	(2)	18,265	961	—	2.86	2/3/2015	—	—	—	—
	7/5/2006	(4)	8,399	3,601	—	9.68	7/5/2016	—	—	—	—
	9/10/2007	(6)	26,133	29,867	—	9.29	9/10/2017	—	—	—	—
	9/17/2007	(6)	18,666	21,334	—	9.29	9/17/2017	—	—	—	—
	3/25/2008	(8)	5,530	9,552	—	15.95	3/25/2018	—	—	—	—
	1/5/2009	(10)	15,783	47,347	—	14.74	1/5/2016	—	—	—	—
	1/5/2009	(11)	—	—	124,555	14.74	1/5/2016	—	—	—	—
	1/5/2009	(12)	—	—	—	—	—	27,651	586,478	—	—
	1/5/2009	(13)	—	—	—	—	—	—	—	55,302	1,172,955
Rand A. Ballard	4/21/2004	(1)	25,807	—	—	1.56	4/21/2014	—	—	—	—
	2/3/2005	(9)	3,334	—	—	2.86	2/3/2015	—	—	—	—
	2/3/2005	(2)	11,651	804	—	2.86	2/3/2015	—	—	—	—
	7/5/2006	(4)	17,400	10,801	—	9.68	7/5/2016	—	—	—	—
	10/1/2006	(5)(9)	13,890	—	—	9.68	10/1/2016	—	—	—	—
	9/10/2007	(7)(9)	15,555	4,445	—	9.29	9/10/2017	—	—	—	—
	9/10/2007	(6)	11,573	13,227	—	9.29	9/10/2017	—	—	—	—
	3/25/2008	(8)	5,530	9,552	—	15.95	3/25/2018	—	—	—	—
	1/5/2009	(10)	22,042	66,124	—	14.74	1/5/2016	—	—	—	—
	1/5/2009	(11)	—	—	173,952	14.74	1/5/2016	—	—	—	—
	1/5/2009	(12)	—	—	—	—	—	38,617	819,067	—	—
	1/5/2009	(13)	—	—	—	—	—	—	—	77,233	1,638,112
Jonathan H. Glenn	2/3/2005	(2)	2,606	435	—	2.86	2/3/2015	—	—	—	—
	7/5/2006	(4)	7,467	4,801	—	9.68	7/5/2016	—	—	—	—
	9/10/2007	(6)	11,199	12,801	—	9.29	9/10/2017	—	—	—	—
	3/25/2008	(8)	5,530	9,552	—	15.95	3/25/2018	—	—	—	—
	1/5/2009	(10)	3,978	11,932	—	14.74	1/5/2016	—	—	—	—
	1/5/2009	(11)	—	—	25,997	14.74	1/5/2016	—	—	—	—
	1/5/2009	(12)	—	—	—	—	—	7,066	149,870	—	—
	1/5/2009	(13)	—	—	—	—	—	—	—	13,958	296,049
Scott E. Gressett	4/21/2004	(1)	8,946	—	—	1.56	4/21/2014	—	—	—	—
	2/3/2005	(2)	11,528	961	—	2.86	2/3/2015	—	—	—	—
	7/5/2006	(4)	8,399	3,601	—	9.68	7/5/2016	—	—	—	—
	9/10/2007	(6)	22,399	25,601	—	9.29	9/10/2017	—	—	—	—
	9/17/2007	(6)	11,199	12,801	—	9.29	9/17/2017	—	—	—	—
	3/25/2008	(8)	5,530	9,552	—	15.95	3/25/2018	—	—	—	—
	1/5/2009	(10)	3,978	11,932	—	14.74	1/5/2016	—	—	—	—
	1/5/2009	(11)	—	—	25,997	14.74	1/5/2016	—	—	—	—
	1/5/2009	(12)	—	—	—	—	—	7,066	149,870	—	—
	1/5/2009	(13)	—	—	—	—	—	—	—	13,958	296,049

(1)	These stock options vest equally (over the course of 60 months) on the first day of each month beginning on May 1, 2004, such that 100% of the options were fully vested on April 1, 2009.

(2)	These stock options vest equally (over the course of 60 months) on the first day of each month beginning on March 1, 2005, such that 100% of the options were fully vested on February 1, 2010.

(3)	These stock options vest equally (over the course of 60 months) on the first day of each month beginning on October 1, 2005, such that 100% of the options will be fully vested on September 1, 2010.

(4)	These stock options vest equally (over the course of 60 months) on the first day of each month beginning on August 1, 2006, such that 100% of the options will be fully vested on July 1, 2011.

(5)	These stock options vest equally (over the course of 36 months) on the first day of each month beginning on October 1, 2006, such that 100% of the options will be fully vested on September 1, 2009.

(6)	These stock options vest equally (over the course of 60 months) on the first day of each month beginning on September 1, 2007, such that 100% of the options will be fully vested on August 1, 2012.

(7)	These stock options vest equally (over the course of 36 months) on the first day of each month beginning on September 1, 2007, such that 100% of the options will be fully vested on August 1, 2010.

(8)	These stock options vest equally (over the course of 60 months) on the first day of each month beginning on March 1, 2008, such that 100% of the options will be fully vested on February 1, 2013.

(9)	These stock option grants were awarded as compensation for service on our Board of Directors.

(10)	These service-based SSARs vest 25% annually beginning on December 31, 2009.

(11)	These performance-based SSARs vest upon the achievement of a 25% compounded annual growth rate of Cash EPS for the three-year period ending December 31, 2011.

(12)	These service-based restricted shares vest 100% on December 31, 2012.

(13)	These performance-based restricted shares vest as follows: 50% vesting based on achievement of a 15% compounded annual growth rate of Cash EPS for the three-year period ending December 31, 2011; Pro rata vesting of between 50% and 100% based on achievement of a compounded annual growth rate of Cash EPS between 15% and 25% for the three-year period ending December 31, 2011; 100% vesting based on achievement of a 25% compounded annual growth rate of Cash EPS for the three-year period ending December 31, 2011. In addition to meeting the performance targets as discussed above, the grantees must be employed by the Company for a full four years through December 31, 2012 in order for the awards that are subject to performance-based vesting criteria to vest.

(14)	The market value is computed using the closing market price ($21.21) of the company’s stock on December 31, 2009.

Potential Payments Upon Termination or Change In Control

The information in the table below describes and quantifies certain estimated compensation that would become payable following a change in control or termination of employment of any one of our NEOs. The compensation shown below does not include forms of compensation generally available to all salaried employees upon termination of employment, such as distributions under the Savings Plan, disability benefits and accrued vacation pay. The table assumes that the change in control or termination of employment occurred on December 31, 2009.

Potential Payments Upon Termination or Change In Control

						Value of
			Target		Value of	Unvested	Value of
			Cash	Healthcare	Unvested	Restricted Stock	Tax
			Incentive	Benefits	Options/SSARs	Awards	Gross-Up
	Event	Salary ($)(6)	($)	($)	($)(7)	($)	($)(8)	Total ($)

John A. Bardis	(1)	—	—	—	2,711,519	3,387,385	1,692,874	7,791,778
	(2)	1,200,000	720,000	26,628	2,711,519	3,387,385	2,683,525	10,729,057
	(3)	800,000	480,000	26,628	—	—	—	1,306,628
	(4)	—	240,000	—	—	—	—	240,000
	(5)	—	—	—	—	—	—	—
L. Neil Hunn	(1)	—	—	—	1,832,043	1,759,433	1,007,734	4,599,210
	(2)	500,000	200,000	24,858	1,832,043	1,759,433	1,376,618	5,692,952
	(3)	250,000	100,000	24,858	—	—	—	374,858
	(4)	—	100,000	—	—	—	—	100,000
	(5)	—	—	—	—	—	—	—
Rand A. Ballard	(1)	—	—	—	1,953,568	2,457,179	1,198,711	5,609,458
	(2)	915,000	457,500	18,633	1,953,568	2,457,179	1,906,667	7,708,547
	(3)	610,000	305,000	18,633	—	—	—	933,633
	(4)	—	152,500	—	—	—	—	152,500
	(5)	—	—	—	—	—	—	—
Jonathan H. Glenn	(1)	—	—	—	511,625	445,919	—	957,544
	(2)	480,000	177,600	18,489	511,625	445,919	427,380	2,061,013
	(3)	240,000	88,800	18,489	—	—	—	347,289
	(4)	—	88,800	—	—	—	—	88,800
	(5)	—	—	—	—	—	—	—
Scott E. Gressett	(1)	—	—	—	812,648	445,919	—	1,258,567
	(2)	400,000	140,000	20,267	812,648	445,919	465,639	2,284,473
	(3)	200,000	70,000	20,267	—	—	—	290,267
	(4)	—	70,000	—	—	—	—	70,000
	(5)	—	—	—	—	—	—	—

Scenarios:

(1)	Pursuant to the terms of the NEO stock option/SSARs agreements: in the event of a change in control, all options/SSARs held which have not previously vested prior to the date of such change in control fully vest upon such change in control.

(2)	Pursuant to the terms of the NEO employment agreements: in the event that the NEO’s employment is terminated by us without “cause” or by the NEO with “good reason” within the two-year period following a change in control, the NEO will be entitled to, subject to the execution of a release, (i) full vesting of all equity awards, (ii) three times (or, in the case of Messrs. Hunn, Glenn and Gressett, two times) salary and annual target cash incentive amounts, and (iii) payment of COBRA premiums for the lesser of 18 months or the remaining term of employment.

(3)	Pursuant to the terms of the NEO employment agreements: in the event that the NEO’s employment is terminated by us without “cause” or by the NEO with “good reason” at any time (other than during the two years following a change in control), the NEO will be entitled to, subject to the execution of a release, (i) two times (or, in the case of Messrs. Hunn, Glenn and Gressett, one year of) salary and target annual cash incentive payments; and (ii) payment of COBRA premiums for the lesser of 18 months or the remaining term of employment.

(4)	Pursuant to the terms of the NEO employment agreements: in the event that the NEO’s employment is terminated by virtue of his death or disability, the target cash incentive for 2009 would be earned assuming the company’s financial performance objectives were achieved and approved by the compensation committee.

(5)	Pursuant to the terms of the NEO employment agreements: in the event that an NEO’s employment is terminated by us with “cause”, no obligation exists.

(6)	The salary amounts are based on 2009 annual base salaries and do not reflect the approved NEO salary increases effective April 1, 2010 discussed above in Compensation Decisions in 2010.

(7)	The amounts in this column are based on the fair value of those unvested option/SSARs awards which were outstanding as of December 31, 2009. The amounts are calculated by taking the fair value per share of stock ($21.21, closing price on December 31, 2009) minus the related exercise price of each option/SSAR multiplied by the number of option/SSARs.

(8)	Pursuant to the terms of the NEO’s employment agreement: in the event that any payment under the agreements constitutes an “excess parachute payment” under Section 280G of the Internal Revenue Code, the NEOs are entitled to a gross-up payment to cover the 20% excise tax which may be imposed on such payment pursuant to Section 4999 of the Internal Revenue Code (amount shown is an estimate of the gross-up that would have been payable if such NEO’s employment was terminated on December 31, 2009 immediately following a change in control).

For more information regarding material conditions and obligations under these agreements, refer to “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” above.

Equity Compensation Plan Information

The information regarding securities authorized for issuance under the Company’s equity compensation plans is set forth below, as of December 31, 2009:

Number of Securities
			Weighted-	Remaining Available
			Average Exercise	for Future Issuance
	Number of Securities		Price of	Under Equity
	to be Issued Upon		Oustanding	Compensation Plans
	Exercise of		Options,	(Excluding Securities
	Oustanding Options,		Warrants and	Reflected in Column
Plan Category	Warrants and Rights		Rights	(a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	8,977,945	(1)	$11.58	1,836,540	(2)
Equity compensation plans not approved by security holders	—		—	—

Total(3)	8,977,945		$11.58	1,836,540

(1)	This amount includes 6,244,181 common stock options, 2,696,261 stock-settled stock appreciation rights (or “SSARs”) and 37,503 common stock warrants issued under our Long Term Performance Incentive Plan (effected in 2008), 2004 Long Term Equity Incentive Plan, and 1999 Stock Incentive Plan.

(2)	All securities remaining available for future issuance are issuable under our Long Term Performance Incentive Plan. See Note 10 to our Consolidated Financial Statements for discussion of the equity plans.

(3)	The above number of securities to be issued upon exercise of outstanding options, warrants and rights does not include 200,675 options issued in connection with our acquisition of OSI Systems, Inc. in June 2003. These options have a weighted average exercise price of $1.67.

BOARD OF DIRECTORS

PROPOSAL NO. 1 — Election of Directors

The Board of Directors consists of ten members. In accordance with the terms of our amended and restated certificate of incorporation, the Board of Directors is divided into three staggered classes of directors of, as nearly as possible, the same number. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. Each of the three individuals identified below has been nominated to stand for election for a three-year term that expires at the 2013 annual meeting of the Company’s stockholders. Each of these individuals has consented to be named as a nominee in this proxy statement and to serve as a director until the expiration of his respective term and until such nominee’s successor has been elected or qualified or until the earlier resignation or removal of such nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE COMPANY’S NOMINEES ON THE ENCLOSED PROXY CARD.

Should any one or more of the nominees named in this proxy statement become unable to serve for any reason or, for good cause, will not serve, which is not anticipated, the Board of Directors may designate substitute nominees, unless the Board of Directors by resolution provides for a lesser number of directors. In this event, the proxy holders will vote for the election of such substitute nominee or nominees.

The Board has nominated Messrs. John A. Bardis, Harris Hyman IV and Terrence J. Mulligan for election as Class III directors at our 2010 Annual Meeting of Stockholders for a term of three years to serve until the 2013 annual meeting of stockholders, and until their respective successors have been elected and qualified. The Class II directors (Messrs. Rand A. Ballard, C.A. Lance Piccolo, Samuel S. Skinner and Bruce F. Wesson) and the Class I directors (Mrs. Samantha Trotman Burman and Messrs. Vernon R. Loucks, Jr. and John C. Rutherford) will serve until the annual meetings of stockholders to be held in 2011 and 2012, respectively, and until their respective successors have been elected and qualified.

The following is a brief listing of the term as a director of our Board, principal occupation, business experience and other directorships of the nominees for election as Class III Directors.

Nominees for Directors in Class III
(The term of these nominee directors would expire at the annual meeting of stockholders in 2013)

John A. Bardis has been Chairman, President and Chief Executive Officer of MedAssets since its founding in June, 1999. Beginning with American Hospital Supply and Baxter International, he held various senior management positions, including Vice President of the Baxter Operating Room Division and General Manager of the Eastern Zone. Mr. Bardis left Baxter in 1987 to join Kinetic Concepts. Kinetic Concepts, a NASDAQ traded company, was the nation’s largest specialty bed and medical equipment rental company at the time of his departure as President in 1992. From 1992 to 1997, Mr. Bardis was President and CEO of TheraTx, Inc., another NASDAQ traded company, which was a leading provider of rehabilitation services and operator of skilled nursing facilities. In 1995, TheraTx was named the second fastest growing public company in America by INC. Magazine, growing from $15mm to over $500mm in 5 years. Mr. Bardis was named Entrepreneur of the year by INC Magazine in 1995. Mr. Bardis graduated with a B.S. in Business from the University of Arizona. Mr. Bardis serves on the boards of USA wrestling (the national governing body for amateur wrestling), The Health Careers Foundation, Heart for Africa, and is Chairman of the Atlanta Fire Youth Hockey Club. Mr. Bardis was also named Team Leader of the U.S. Greco-Roman Wrestling Team for the 2008 Beijing Olympics and served as Team Leader in the 2007 World Championships. Mr. Bardis has more than 25 years of experience in the healthcare industry. Mr. Bardis’ experience in growing companies and his knowledge of all aspects of the Company’s business and the healthcare industry strongly qualify him to continue to serve as the Company’s Chairman and Chief Executive Officer.

Harris Hyman IV has served as a director and a member of the Audit Committee of the Board of Directors since March 2005. Mr. Hyman is Senior Principal of Flexpoint Ford LLC, a private equity firm focused on the healthcare and financial services sectors. From 2003 to 2007, Mr. Hyman served as a General

Partner of Grotech Capital Group, a private equity firm where he was responsible for the firm’s healthcare investment activity. Prior to 2003, Mr. Hyman was a Managing Director of Credit Suisse First Boston, where he served as Co-Head of Healthcare Mergers and Acquisitions. Mr. Hyman serves on the Board of Directors of United BioSource Corporation. Mr. Hyman received a B.S.E. degree, magna cum laude, from Princeton University and an M.B.A. from Harvard Business School. Mr. Hyman’s extensive experience in the healthcare industry, specifically with respect to the capital markets and mergers and acquisitions, allows him to provide an important perspective on the Company’s corporate operations.

Terrence J. Mulligan has served as one of our directors since June 1999, and currently serves as Vice-Chairman of the Board of Directors and Chairman of the Senior Advisory Board. Additionally, he also serves as Chairman of the Compensation, Governance and Nominating Committee. Mr. Mulligan retired in 1996 from Baxter International, after serving 26 years with the company where he was Group Vice President of Health Systems, and prior to that, was Senior Vice President of Corporate Sales and Marketing. He was a member of both the Senior Management and Operating Management Committees at Baxter International. Mr. Mulligan serves on the Board of Directors of Wellmark, Inc., headquartered in Des Moines, Iowa and on the Board of Visitors of the Henry B. Tippie College of Business, the University of Iowa. Mr. Mulligan holds a B.S.S.E. from the University of Iowa. Mr. Mulligan served in the United States Army from 1968-1970 and was stationed in Heidelberg, Germany. Mr. Mulligan was awarded the Army Commendation Medal as a 1st. Lieutenant, for “Meritorious Service in Europe” in 1970. Mr. Mulligan brings over 40 years of experience in the healthcare industry, and the breadth and depth of his knowledge of the industry and his exceptional tenure on the Board of Directors well qualifies him to serve as a director and as Chairman of the Compensation, Governance and Nominating Committee.

APPOINTMENT OF AUDITORS

PROPOSAL NO. 2 — Ratification of the Appointment of Auditors

The Board of Directors upon the recommendation of the Audit Committee has retained KPMG LLP as independent registered public accounting firm to report on the consolidated financial statements of the Company for the fiscal year ending December 31, 2010 and to perform such other services as may be required of them.

On and effective March 2, 2010, KPMG LLP was engaged to serve as the Company’s independent registered public accounting firm, replacing BDO Seidman, LLP. KPMG LLP will review the Company’s consolidated financial statements beginning with the fiscal quarter ending March 31, 2010, and will audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2010.

During the Company’s two most recent fiscal years and through the date of this Proxy Statement, neither the Company, nor any party on the Company’s behalf, consulted KPMG LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of SEC Regulation S-K.

On March 2, 2010, the Company dismissed BDO Seidman, LLP as independent registered public accounting firm for the Company. The decision to dismiss BDO Seidman, LLP was approved by the Audit Committee. BDO Seidman, LLP’s audit reports on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through the date of this Proxy Statement (i) there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO Seidman, LLP’s satisfaction, would have caused BDO Seidman, LLP to make reference to the subject matter in connection with their reports on the Company’s consolidated financial statements for such years; and (ii) there were no reportable events, within the meaning set forth in Item 304(a)(1)(v) of SEC Regulation S-K.

The Board of Directors has directed that management submit the appointment of the independent registered public accounting firm, KPMG LLP, for ratification by the stockholders at the Annual Meeting. Representatives of KPMG LLP and BDO Seidman, LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate stockholder questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 3 — Approval of the Adoption of the Company’s Employee Stock Purchase Plan

Overview

The MedAssets, Inc. Employee Stock Purchase Plan (the “Plan”) was unanimously adopted by the Board of Directors on April 6, 2010, subject to approval by our stockholders. The Plan is designed to encourage employees to become stockholders and to increase their ownership of our common stock by providing employees with an opportunity to purchase our common stock at a discounted price through payroll deductions.

The Plan is intended to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and to assure the participants of the tax advantages provided thereby. In order for the purchase of stock under the Plan to qualify for this treatment, the Plan must be approved by our stockholders within 12 months of the Plan’s adoption. If the Plan is not approved, we will reconsider whether or not to continue providing this benefit to employees.

The full text of the Plan is set forth in Annex A to this Proxy Statement, and the description of the Plan set forth herein is qualified in its entirety by reference to the full text of the Plan.

Summary of the Plan

Administration.  The Plan is administered by the Compensation, Governance and Nominating Committee (the “Committee”) of the Board of Directors. The Committee’s interpretations and decisions with respect to the Plan are final and conclusive. The Committee has the authority to delegate administration of the Plan to one or more of our employees.

Eligibility.  Participation in the Plan is limited to full-time employees who complete the applicable enrollment procedures. Part-time employees (employees working 20 hours per week or less), temporary employees, and non-employee directors are not eligible to participate in the Plan. We currently have approximately 2,150 employees, including officers, who are eligible to participate in the Plan.

Authorized Shares.  A total of 500,000 shares of our common stock will be authorized for purchase under the Plan. Any shares of common stock delivered under the Plan may be treasury shares, or authorized and unissued shares. The number of shares of common stock initially authorized for issuance under the Plan is subject to adjustment by the Committee in the event of a recapitalization, stock split, stock dividend or similar corporate transaction.

Participation.  Generally, an eligible employee must provide advance notice to elect to participate in the Plan, to change an election under the Plan or to cease participating in the Plan. Once an employee has properly elected to enroll in the Plan, the funds will be deducted from the employee’s paycheck over the course of each offer period in accordance with the employee’s election (each offer period will be 6 months long). Payroll deductions must be at least 1% but not more than 10% of an employee’s base pay. On the last business day of each offer period (referred to in the Plan as the “Purchase Date”) the custodian of the Plan will acquire shares of common stock on behalf of the participants using the accumulated payroll deductions.

Shares purchased will be maintained in a separate investment account for each participant. Participants may at any time (see “Additional Holding Period” below), subject to Company policies regarding trading in Company stock, direct the custodian to sell all or any portion of the shares held in that participant’s investment account and to remit the proceeds to the participant. Alternatively, the participant may choose to have the shares transferred to a brokerage account designated by the participant.

Discounted Purchase Price.  Participants in the Plan may purchase shares of our common stock at a discount. The price per share of the common stock sold to Plan participants will be 95% of the fair market value of such share on the applicable Purchase Date.

Limitation on Purchases.  The fair market value of the shares of the common stock which may be purchased by any participant under the Plan may not exceed $25,000 during any calendar year. The Plan will also limit the aggregate number of shares that can be purchased by all participants in any single offer period to 125,000 shares.

Additional Holding Period.  The Plan requires that all stock purchases be held by participants for a period of 18 months from the Purchase Date. This holding period is intended to limit participation to employees seeking a long-term investment in the Company’s stock and to ensure favorable tax treatment upon sale by automatically meeting the required holding periods.

Amendment and Termination of the Plan.  The Board of Directors may amend the Plan at any time, subject to any stockholder approval required under applicable law.

Summary of U.S. Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of participation in the Plan. The summary is based on current United States income and employment tax rules that apply generally to citizens and residents of the United States for tax purposes. In addition, it does not address any applicable tax consequences under state or local tax law.

The Plan, and the right of participants to make purchases under the Plan, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, a participant will not recognize taxable income until the shares that he or she purchased under the Plan are sold or otherwise disposed of. Upon the sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend on the period of time the shares were held prior to sale or disposition.

If the shares are sold or otherwise disposed of at least two years from the first day of the applicable offer period and at least one year from the Purchase Date, then the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (ii) an amount equal to the discount offered on the purchase. Any additional gain will be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of the holding period described in the preceding paragraph, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held prior to sale or disposition. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Plan. Reference should also be made to the applicable provisions of the Code.

New Plan Benefits

Since the amount of benefits to be received by each participant is determined by his or her election to participate and to purchase shares under the Plan at various future dates, the amount of future benefits to be allocated to any individual or group of individuals under the Plan is not determinable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE MEDASSETS, INC. EMPLOYEE STOCK PURCHASE PLAN.

OTHER VOTING MATTERS

Management does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, the proxy holders will vote upon them in accordance with their best judgment.

CERTAIN RELATIONSHIPS

Registration Rights Agreement

We are a party to a registration rights agreement with certain holders of our common stock and certain of our employees, including affiliates of Welsh Carson, Galen, Parthenon and Messrs. Mulligan, Norman, Mackesy, Bardis and Gressett. The shares of stock held by these parties are referred to as registrable securities. Under the terms of the registration rights agreement, we have, among other things:

•	agreed to use our diligent best efforts to effect up to two registered offerings upon request from certain holders of our common stock;

•	agreed to use our best efforts to qualify for registration on Form S-3, following which holders of registrable securities party to the registration rights agreement will have the right to request an unlimited amount of registrations on Form S-3; and

•	granted certain incidental or “piggyback” registration rights with respect to any registrable securities held by any party to the registration rights agreement if we determine to register any of our securities under the Securities Act, either for our own account or for the account of other security holders.

Our obligation to effect any demand for registration by the holders of our common stock discussed in the first and second bulleted item above is subject to certain conditions, including that the registrable securities to be included in any such registration have an anticipated aggregate offering price in excess of certain thresholds specified in the registration rights agreement. We may, in certain circumstances, defer any registration. In an underwritten offering, the representative of underwriters, if any, has the right, subject to specified conditions, to limit the number of registrable securities such holders may include.

In connection with any registration effected pursuant to the terms of the registration rights agreement, we will be required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions applicable to the sale of registrable securities included in any registration will be paid by the persons including such registrable securities in any such registration. We have also agreed to indemnify persons including registrable securities in any registration affected pursuant to the terms of the registration rights agreement and certain other persons associated with any such registration, in each case on the terms specified in the registration rights agreement.

Review, Approval or Ratification of Transactions with Related Parties

Our Board of Directors has adopted certain policies and procedures with respect to related party transactions. These policies and procedures require that certain transactions, subject to specified exceptions and other than one that involves compensation, between us and any of our directors, executive officers or beneficial holders of more than 5% of our common stock (on an as converted basis), or any immediate family member of, or person sharing the household with, any of these individuals, be consummated only if (i) approved or ratified by our audit committee and only if the terms of the transaction are comparable to those that could be obtained in arms-length dealings with an unrelated third party or (ii) approved by the disinterested members of our Board of Directors. Our policies and procedures with respect to related party transactions also apply to certain charitable contributions by us or our executive officers and to the hiring of any members of the immediate family of any of our directors or executive officers as our permanent full-time employees. The approval of our compensation, governance and nominating committee is required to approve any transaction that involves compensation to our directors and executive officers.

All related party transactions will be approved by our audit committee. Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving, prior to our entry into any transaction involving related parties, all transactions in which we are a participant and in which any parties related to us has or will have a direct or indirect material interest. In reviewing and approving these transactions, the audit committee is required to obtain, or is required to direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval.

Following receipt of the necessary information, a discussion is required to be held of the relevant factors, if deemed to be necessary by the committee, prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. No related party transaction is permitted to be entered into prior to the completion of these procedures.

The audit committee is required to approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee determines in good faith to be necessary. No member of the audit committee shall participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party.

Arrangement with JJB Aviation, LLC

We have an agreement with John A. Bardis, our chief executive officer, for the use of an airplane owned by JJB Aviation, LLC (“JJB”), a limited liability company owned by Mr. Bardis. We pay Mr. Bardis at market-based rates for the use of the airplane for business purposes. The audit committee of the board of directors reviews such usage of the airplane annually. During the fiscal year ended December 31, 2009 and fiscal quarter ended March 31, 2010, we incurred charges of $1,813,000 and $580,873, respectively, related to transactions with Mr. Bardis.

Employment of Messrs. Daniel Mulligan, Kevin Patterson and Wayne Clark

Daniel Mulligan (“Mr. Mulligan”), the son of Terrence Mulligan, a Company director, is employed by the Company as vice president-deputy general counsel. Mr. Mulligan’s current annual salary is $153,625, and he is eligible for an annual bonus of up to 20% of salary earned. Mr. Mulligan received a bonus of $10,654 for 2009. Additionally, Mr. Mulligan was granted options to purchase 35,000 shares of our common stock, at an exercise price of $13.98, in 2009. Kevin Patterson, the son-in-law of C.A. Lance Piccolo, a Company director, is employed as a regional vice president in the Company’s spend management business. Mr. Patterson’s current annual salary is $95,479. Additionally, Mr. Patterson earned $138,310 in commissions in 2009. Wayne Clark, the father-in-law of Scott Gressett, the Company’s chief accounting officer, is employed by the Company as a vice president. Mr. Clark’s current annual salary is $138,110 and he is eligible for an annual bonus of up to 20% of salary earned.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

To date, the Board has not developed formal processes by which stockholders may communicate directly with directors because it believes that the existing informal process, in which any communication sent to the Board, either generally or in care of the Chief Executive Officer, Corporate Secretary, or another corporate officer, is forwarded to all members of the Board, has served the stockholders’ needs. In view of recently adopted disclosure requirements by the SEC related to this issue, the Company may consider development of more specific procedures. Until any other procedures are developed and posted on the Company’s corporate website, any communication to the Board should be mailed to the Board, in care of the Company’s Corporate Secretary, at the Company’s headquarters in Alpharetta, Georgia. The mailing envelope must contain a clear notation indicating the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication”. All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. Such communications will be forwarded to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

STOCKHOLDER PROPOSALS — 2011 ANNUAL MEETING

Any proposals of stockholders of the Company intended to be included in the Company’s proxy statement and form of proxy relating to the Company’s next annual meeting of stockholders must be in writing and received by the Secretary of the Company at the Company’s office at 100 North Point Center East, Suite 200, Alpharetta, Georgia, 30022 on or after January 28, 2011 but no later than February 27, 2011. In the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after May 27, 2011, in order to be timely, notice by the stockholder must be received no later than a reasonable time before the Company begins to print and mail its proxy materials.

For any other proposal that a stockholder wishes to have considered at the 2011 annual meeting of the Company’s stockholders, and for any nomination of a person for election to the Board at the 2011 annual meeting of the Company’s stockholders, the Company must have received written notice of such proposal or nomination during the period beginning January 28, 2011 and ending February 27, 2011. In the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after May 27, 2011, in order to be timely, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

Proposals and nominations that are not received by the dates specified will be considered untimely. In addition, proposals and nominations must comply with Delaware law, our by-laws, and the rules and regulations of the SEC.

Any stockholder interested in making a proposal is referred to Article II, Section 4 of our by-laws.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

SOLICITATION OF PROXIES

Proxies in the form enclosed are being solicited by the Board of Directors. Proxies may be solicited by mail, advertisement, telephone, facsimile, telegraph and email, and personally by directors or executive officers. In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of common stock and obtain their voting instructions. The Company will reimburse those firms for their expenses in accordance with the rules promulgated by the SEC and applicable stock exchanges.

The total cost of solicitation of proxies with respect to the Annual Meeting will be borne by the Company. MacKenzie Partners, Inc. has been retained to assist in soliciting proxies for a fee of $5,000, plus distribution costs and other costs and expenses.

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, known as “householding,” potentially means extra convenience for shareholders and cost savings for companies. This year, a number of brokers with customers who are our shareholders will be “householding” our proxy materials unless contrary instructions have been received from the customers. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to: Investor Relations, MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia, 30022, (866) 323-6332.

Once a shareholder has received notice from his or her broker that the broker will be “householding” communications to the shareholder’s address, “householding” will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive separate copies of the proxy statement, the shareholder should so notify his or her broker. Any shareholder who currently receives multiple copies of the proxy statement at his or her address and would like to request “householding” of communications should contact his or her broker or, if shares are registered in the shareholder’s name, our Secretary, at the address or telephone number provided above.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Proxy, as well as directions to the location of the Annual Meeting, are available to all investors on the internet in the Investor Relations section of the Company’s website at www.medassets.com and will be provided to any stockholder of record at the close of business on April 22, 2010 without charge upon written request to MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022, Attention: Investor Relations.

By order of the Board of Directors,

John A. Bardis
Chairman, President and Chief Executive Officer

ANNEX A

MEDASSETS, INC.
EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE OF PLAN

The purpose of this MedAssets, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees who wish to become stockholders of MedAssets, Inc. (the “Company”), or who wish to increase their stock holdings in the Company, with an opportunity to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), on a basis that is more convenient and more favorable than would otherwise be available. It is believed that employee participation in ownership of the Company on this basis will be to the mutual benefit of both the employees and the Company. It is intended that the Plan constitute an “employee stock purchase plan” (a “Stock Purchase Plan”) within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”).

2.	EMPLOYEES ELIGIBLE TO PARTICIPATE

Any “employee” (within the meaning of Treasury Regulation 1.421-1(h)) of the Company or any “parent corporation” of the Company (within the meaning of Section 424(e) of the Code) (a “Parent”), or “subsidiary corporation” of the Company )within the meaning of Section 424(f) of the Code) (a “Subsidiary”) that adopts the Plan with the consent of the Company (an “Eligible Employee”) will eligible to participate in the Plan in the Offer Period immediately following the Eligible Employee’s date of hire, if the Eligible Employee completes the enrollment procedure outlined in Section 4(b) hereof by the applicable payroll cutoff date set by the Plan Administrator. Notwithstanding the foregoing and to the extent permitted by Section 423 of the Code, an employee whose customary employment with the Company or any Parent or Subsidiary is for twenty (20) hours or less per week or who holds a position in a temporary employment status classification (i.e., an employee whose customary employment is for not more than 5 months in any calendar year) shall not be eligible to participate in the Plan.

3.	ELIGIBLE COMPENSATION

Compensation eligible for payroll deductions pursuant to the Plan (“Compensation”) shall be base salary. Compensation does not include overtime, bonuses, sales incentives, severance pay, incentive pay, shift differentials, pay in lieu, imputed income for income tax purposes, expenses allowances and reimbursements, disability payments, compensation for medical insurance subsidies, compensation under the Company’s equity compensation plans, or any other compensation excluded by the Company’s Compensation, Governance & Nominating (the “Committee”) in its discretion, which exclusions will be applied in a uniform manner. Compensation shall be determined before giving any effect to salary reductions for participation in the Company’s retirement plan, or pursuant to any cafeteria plan.

4.	TERMS OF OFFERS

(a)	Offer Dates

The Company shall make an offer or offers (an “Offer” or “Offers”) to purchase Common Stock. Each Offer shall last for a period of six (6) calendar months (the “Offer Period”); provided, however, that the first Offer Period shall not commence until the after the Company’s stockholders have approved the Plan and until such date as details related to Plan administration, education and communication have been completed. The Committee may alter or amend the Offer Period in its sole discretion.

(b)	Elections to Participate

In order to participate in an Offer, an Eligible Employee must sign and forward to the plan administrator designated by the Committee in its sole discretion (the “Plan Administrator”) an enrollment/payroll deduction authorization form, or complete such other procedures as the Plan Administrator may require or permit (as applicable, an “Election”). The Eligible Employee must authorize regular payroll deductions in any full percentage of Compensation, not to exceed the maximum percentage of the Eligible Employee’s Compensation per pay period, to be applied toward the purchase of Common Stock pursuant to the Offer. The “maximum percentage” means the percentage of Compensation available for payroll deductions, which shall be specified by the Committee at the beginning of the Offer Period, and which shall not be less than one percent (1%) or exceed ten percent (10%) of Compensation. An Eligible Employee who has completed the required procedures for participation in the Plan will be referred to herein as a “Participant.” If an Eligible Employee completes an Election by the applicable payroll cutoff date, payroll deductions will begin as soon as administratively practicable thereafter.

The amount of Compensation to be deducted in each payroll period during an Offer Period shall be determined according to the percentage of Compensation authorized for deduction by the Participant in his or her Election, which amount may not be changed during an Offer Period; provided, however, that any Participant may change or terminate contributions at any time pursuant to Sections 5(c) or 11 hereof, respectively, which actions shall be effective on a prospective basis.

5.	PARTICIPATION

(a)	In General

On the effective date of an Offer, each Participant shall be granted an option to purchase Common Stock. The number of shares of Common Stock purchased by the Participant on a Purchase Date (as defined below) shall be determined by the authorized deduction set forth in the Participant’s Election. Once a Participant begins participating in the Plan, the Participant’s Election shall continue in effect with respect to subsequent Offers unless and until the Election is changed in accordance with Section 5(c) below.

(b)	Newly Eligible Employees

Each individual who is not eligible to participate in the Plan on the effective date of an Offer but who becomes an Eligible Employee during the Offer Period shall be granted an option to purchase Common Shares during the term of a subsequent Offer if the Eligible Employee completes the required procedures for participation in the Plan prior to the applicable payroll cutoff date.

(c)	Changes in Payroll Deduction Authorization

Participants are permitted to increase or decrease their rate of payroll deduction set forth in their Elections, subject to the terms and limitations of the Plan. A Participant shall not be permitted to make more than one such change per month with respect to any Offer. Any such change shall be effective for a given payroll period provided that the Participant’s Election has been completed prior to the applicable payroll cutoff date. A reduction of the payroll deduction percentage to zero shall be treated as a request to discontinue participation in the Offer but shall not constitute a withdrawal from the Plan in accordance with Section 11 hereof. A Participant may resume participation in a subsequent Offer Period by completing a new Election and submitting it to the Plan Administrator prior to the applicable payroll cutoff date, and payroll deductions will be reinstated as soon as administratively practicable thereafter.

6.	PARTICIPATION LIMITATIONS

(a)	Five Percent Owners

Notwithstanding anything herein to the contrary, no Participant shall be granted an option to purchase any shares of Common Stock under the Plan pursuant to any Offer if the employee, immediately after the option is granted, owns or would own shares (including all shares which may be purchased under outstanding options under the Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of capital stock of the Company, or any Parent or Subsidiary. For purposes of the foregoing limitation, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply in determining share ownership, and Common Stock that the Participant may purchase under outstanding options shall be treated as stock owned by such Participant.

(b)	$25,000 Value Limitation

If, pursuant to the terms of an Offer under the Plan, a Participant would be granted one or more options that would cause a violation of Section 423(b)(8) of the Code, such options shall not be granted and the Participant shall instead be granted options to purchase shares in an amount that, when combined with the Participant’s right to purchase shares under all Stock Purchase Plans of the Company and its Parents and Subsidiaries, will not cause the Participant’s right to purchase shares of Common Stock to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value (as defined below) of such shares (determined at the time such options were granted) for each calendar year in which such options are outstanding at any time. In determining this limitation, the rules of Section 423(b)(8) of the Code shall apply.

(c)	Maximum Number of Shares

The maximum number of shares of Common Stock which a Participant will be permitted to purchase pursuant to an Offer shall be twenty thousand (20,000) shares. If the foregoing participation limitation is reached, payroll deductions will cease and any amount of excess funds as of the date that the participation limitation has been reached shall be returned in full to the Participant. In any given Offer Period, the maximum aggregate number of shares that all Participants will be permitted to purchase shall not exceed one hundred twenty-five thousand (125,000). Should the aggregate number of shares for all Participants exceed 125,000, a reduction in shares available for purchase by each Participant will be performed on a pro-rata basis and any amount of excess funds shall be returned in full to each Participant.

7.	PRICE

The price at which shares of Common Stock may be purchased with respect to any Offer made under the Plan shall be determined by the Committee prior to the first day of such Offer and, in the absence of any such determination by the Committee, shall be ninety-five percent (95%) of the Fair Market Value (as defined below) (the “Option Price”) of a share of Common Stock on the Purchase Date (as defined below). In all events, the Option determined by the Committee or in accordance to the preceding sentence shall not be less than the lesser of the amounts permitted under Section 423(b)(6) of the Code.

For purposes of the Plan, the “Fair Market Value” of the Common Stock on a Trading Day shall be determined in accordance with such methodology as may be adopted from time to time for this purpose by the Committee and, in the absence of any such determination by the Company, shall be equal to the closing price of the Common Stock on the Trading Day.

For purposes of the Plan, a “Trading Day” is a date on which shares of Common Stock are traded on the NASDAQ Stock Market or other national securities exchange on which the Common Stock is traded on such date.

8.	EXERCISE OF OPTIONS

(a)	Purchase of Common Stock

At the end of each payroll period, each Participant shall have deducted from his/her pay the amount authorized pursuant to his or her Election. This amount shall be held by the Company for the credit of the Participant as part of its general funds and shall not accrue any interest. On the last Trading Day of each Offer Period (the “Purchase Date”), a Participant shall be deemed to have exercised his or her option to purchase, at the Option Price, that number of full shares of Common Stock which may be purchased with the amount deducted from the Participant’s Compensation during the applicable Offer Period, and excess funds from the immediately preceding Offer Period, if any (the “Purchased Shares”), provided that only full shares may be purchased from the Company and any excess aggregate funds shall be retained for use in purchasing full shares of Common Stock from the Company in subsequent Offer Periods.

(b)	Plan Custodian

On each Purchase Date, the Plan Custodian designated by the Committee shall receive the Purchased Shares from the Company. Upon receipt of the Purchased Shares, the Plan Custodian shall allocate to the credit of each Participant the number of full shares of Common Stock to which that Participant is entitled, subject to any restriction imposed by the Committee as permitted under Section 8(d) hereof, and in any other limitation that may be imposed by the Committee from time to time. Such Common Stock shall be held in a separate investment account by the Plan Custodian for the benefit of each Participant. Upon satisfaction of the holding period, as described in section 8(d) below, a Participant may at any time, subject to Company policies regarding trading in Company stock, direct the Plan Custodian to sell all or any portion of the shares held in the investment account and to remit the proceeds to the Participant. Alternatively, the Participant may choose to have the shares transferred to a brokerage account designated by the Participant.

(c)	Rights as a Stockholder

A Participant’s rights as a stockholder of record of the Company shall begin when the Plan Custodian makes a purchase of Common Stock on behalf of the Participant.

(d)	Restrictions on Transfer and Sell of Common Stock

Shares of Common Stock issued to Participants shall only be transferable in accordance with applicable law and regulations, applicable Company policy, and to such approvals by governmental agencies as may be required. However, as a provision for participation in the Plan, Participants will be required to hold, and not transfer, shares of Common Stock purchased under this Plan for a period of not less than (18) eighteen months from the Purchase Date.

(e)	Enforcement of Restrictions

The Committee shall enforce the restriction on transfer and sale of Common Stock provided in Section 8(d) hereof by any means as it shall deem, in its sole discretion, necessary or appropriate.

9.	NUMBER OF SHARES TO BE OFFERED

The maximum number of shares of Common Stock that may be purchased under the Plan is five hundred thousand (500,000). Such shares may be treasury shares, or authorized and unissued shares, as the Board of Directors of the Company (the “Board”) may determine in its sole discretion.

10.	ADMINISTRATION AND INTERPRETATION OF THE PLAN

The Plan shall be administered by the Plan Administrator. Except as expressly provided herein, the Committee shall have the exclusive right to interpret the provisions of the Plan and to determine the answers to any questions arising hereunder or in connection with the administration of the Plan, including the remedying of any omission, inconsistency, or ambiguity, and the determination of benefits, eligibility and interpretation of Plan provisions. The Committee’s decisions, determinations, interpretations or other actions in respect hereof shall be conclusive and binding upon all Participants, former Participants, beneficiaries, heirs, executors, assigns, and all other parties.

11.	WITHDRAWAL FROM THE PLAN

A Participant may, at any time and for any reason, by giving proper notice to the Plan Administrator, elect to withdraw from any further participation in the Plan. Upon written request of the Participant, the Plan Custodian shall issue a certificate for all shares purchased under the Plan (for which the restriction on transfer or sale under Section 8(d) has expired) as soon as administratively feasible following the last Trading Day under the Plan. Prior to such date, the Participant may request in writing a certificate for any full shares held in the Participant’s account as permitted under Section 8(d). The Participant may elect to recommence participation in the Plan by completing a new Election prior to the applicable payroll cutoff date and subsequent Offer Period.

12.	RIGHTS NOT TRANSFERABLE

Options granted under the Plan shall not be transferable by a Participant other than by will or the laws of descent and distribution, and shall be exercisable, during a Participant’s lifetime, only by the Participant.

13.	TERMINATION OF EMPLOYMENT

In the event of a Participant’s retirement, death, or other termination of employment, a payroll deduction will be made from Compensation paid in the Participant’s final paycheck. Upon written request of the Participant, the Plan Custodian shall issue a certificate representing the number of shares of Common Stock then credited to the Participant’s account (for which the restriction on transfer or sale under Section 8(d) has expired). Any funds held by the Company for a Participant’s benefit to purchase Common Stock during subsequent Trading Day shall be returned to the Participant by the Company.

14.	LEAVES OF ABSENCE AND PERIODS OF INACTIVE EMPLOYMENT

A Participant will continue to make payroll deductions under the Plan for the first ninety (90) days of any period of inactive employment or leave of absence if the Participant continues to receive Compensation from the Company as defined in Section 3 hereof. If a Participant does not receive Compensation from the Company during a period of inactive employment or leave of absence, the Participant’s payroll deductions will cease immediately; provided, however, that such deductions shall resume automatically if the Participant returns to active employment from inactive status or a leave of absence within ninety (90) days. If a Participant elects to discontinue the payroll deduction, such election shall be treated as a withdrawal from participation in the Offer in accordance with Section 5 hereof. In any event, a Participant shall be treated as having withdrawn from the Offer in accordance with Section 5 hereof on the ninety-first (91st) day of any period of inactive employment or leave of absence.

15.	CHANGES IN CAPITAL STRUCTURE

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of the capital stock of the Company, the Committee shall make such adjustments, if any, as it may deem appropriate in the number, kind, and price of shares available for purchase under the Plan, and in the minimum and maximum number of shares which a Participant is entitled to purchase as long as such adjustments do not exceed the number of Common Stock approved for the Plan by stockholders.

In the event of a Corporate Event (as such term is defined in the Company’s Long-Term Performance Incentive Plan), or in the event of a proposed dissolution or liquidation of the Company (each, an “Event”), the Committee may, in its discretion, shorten the Offer Period then in progress on the date of such Event so that such Offer Period will end no later than the date immediately prior to the effective date of such Event. All Participants will be notified at least ten business days prior to the Event, and such Participants will continue to have the right to withdraw from the Plan at any time prior to such Event.

16.	AMENDMENTS

The Board may review and modify the operation and administration of the Plan and may amend the terms of the Plan in its discretion at any time without obtaining the approval of the stockholders of the Company unless stockholder approval is required by Section 423 of the Code or by any other applicable law, regulation or rule. The Board may not amend the Plan in any manner which would materially and adversely affect an option previously granted to a Participant without the consent of such Participant; provided, however, that the Board may at any time make such amendments as it may deem necessary to cause the Plan to comply with the requirements of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

17.	TERMINATION OF PLAN

The Plan and all rights of Participants shall terminate (i) on the date of which Participants have exercised options to purchase a number of shares equal to or greater than the number of shares then subject to the Plan and stockholders fail to approve additional shares to be added to the Plan or (ii) if earlier, the date as of which the Board terminates the Plan. Upon termination, all payroll deductions shall cease and all amounts credited to Participants’ accounts shall be equitably applied to the purchase of full shares of Common Stock then available under the Plan. The Participants shall be issued checks for any remaining amount not allocated to the purchase of full Common Stock shares.

18.	REQUIRED GOVERNMENTAL APPROVALS

The Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to receipt by the Company of all necessary approvals or consents of governmental agencies which the Company, in its sole discretion, shall deem necessary or advisable. Notwithstanding any other provision of the Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to such termination and/or modification as may be required or advisable in order to obtain any such approval or consent, or which, as a result of consequences attaching to any such approval or consent, may be required or advisable in the judgment of the Committee in order to avoid adverse impact on the Company’s overall wage and salary policy.

19.	NO EMPLOYMENT RIGHTS

The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company or any Parent or Subsidiary, and it shall not be deemed to interfere in any way with the Company’s or any Parent’s or Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time with or without cause.

20.	GENDER

Pronouns shall be deemed to include both the masculine and feminine gender, and words used in the singular shall be deemed to include the singular and plural, unless the context indicates otherwise.

21.	EXPENSES

Expenses of administering the Plan, including any expenses incurred in connection with the purchase by the Company of shares for sale to Participants, shall be paid by the Company, or a Parent or Subsidiary, as applicable. Each Participant shall be responsible for all expenses related with certification and selling of shares purchased by the Participant under the Plan.

22.	GOVERNING LAW

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

23.	EFFECTIVE DATE

The Plan shall be effective upon approval by the Board and shareholders and after processes necessary for Plan administration are complete.

PROXY
     The undersigned hereby appoints Jonathan H. Glenn and John A. Bardis and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of stock of MEDASSETS, INC. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 200 North Point Center East, Suite 200, Alpharetta, Georgia, 30022 on May 27, 2010 at 11:00 a.m. (local time) and at all adjournments or postponements thereof, hereby revoking any proxy heretofore given with respect to such stock.
PROXY VOTING INSTRUCTIONS
INTERNET — Access www.investorvote.com and follow the on-screen instructions. Have your proxy card available when you access the web page. You may enter your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2010;
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible;
TELEPHONE — Call toll-free 1-800-652-VOTE (1-800-652-8683) in the United States, Canada and Puerto Rico and follow the instructions. Have your proxy card available when you call. You may provide your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2010; or
IN PERSON — You may vote your shares in person by attending the Annual Meeting.
The undersigned authorizes and instructs said proxies to vote as follows:

1.	To elect three Class III directors.	☐ FOR all nominees listed below (except marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
Messrs. John A. Bardis, Harris Hyman IV, Terrence J. Mulligan

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)
Withhold Authority:___________________________________

2.	To ratify the appointment of KPMG LLP, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve the adoption of the Company's Employee Stock Purchase Plan, as described in the attached proxy statement.

	☐ FOR	☐ AGAINST	☐ ABSTAIN
I hereby authorize the Company’s designated proxies to vote, in their discretion, on such other business and matters incident to the conduct of the meeting as may properly come before the Annual Meeting or any adjournments or postponements thereof.
     The Board of Directors recommends a vote “FOR” each proposal above.

(continued and to be signed on reverse side)

  FOLD AND DETACH HERE
PLEASE COMPLETE THIS PROXY AND DATE AND SIGN ON REVERSE SIDE AND
RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE EITHER BY INTERNET OR
TELEPHONE.
(continued from reverse side, which should be read before signing)
This Proxy when properly executed will be voted in the manner directed herein and in the discretion of the aforementioned proxies on all other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof. If no instruction to the contrary is indicated, this Proxy will be voted FOR all nominees for director and FOR Item 2 and FOR Item 3.

Dated: , 2010

(Signature)

(Signature/Title)
Please sign exactly as your name or names appear at the left.

Please return this proxy in the accompanying business reply envelope even if you expect to attend in person.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  FOLD AND DETACH HERE
IMPORTANT:
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
IN THE ENCLOSED ENVELOPE OR VOTE EITHER BY INTERNET OR TELEPHONE.